UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2015

Bionik Laboratories Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

483 Bay Street, N105
Toronto, ON	M5G 2C9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 640-7887

Drywave Technologies, Inc. 167 Penn Street Washington Boro, Pennsylvania 17582
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

GENERAL NOTE

This Current Report on Form 8-K is being filed by Bionik Laboratories Corp., formerly known as Drywave Technologies, Inc., following the completion of our acquisition of Bionik Laboratories Inc., a company existing under the laws of Canada (“Bionik Canada”), through our wholly owned subsidiary Bionik Acquisition Inc., a company existing under the laws of Canada (“Acquireco”) on February 26, 2015 as described more fully below (collectively referred to as the “Acquisition Transaction”).

In connection with the closing of the Acquisition Transaction, we experienced a change of control, as:

•	We expanded our Board of Directors to four members and appointed two new directors who are directors of Bionik Canada;

•	Subject to our filing and disclosure obligations pursuant to Rule 14f-1, our two existing directors resigned (such resignation date, the “14F Date”) and two new directors who are directors of Bionik Canada were appointed to fill their vacancy;

•	Our prior Chief Executive Officer and sole officer resigned as such and was appointed as Senior Vice President;

•	The existing management of Bionik Canada were appointed as our executive officers; and

•	The existing shareholders of Bionik Canada entered into a transaction whereby their existing common shares of Bionik Canada were exchanged for a new class of shares that are exchangeable for shares of our common stock, which assuming exchange of all such exchangeable shares, would equal a number of common shares that constitute 78.4% of our issued and outstanding shares as of the date of this Current Report on Form 8-K.

As a result, we have determined to treat the acquisition as a reverse merger and recapitalization for accounting purposes, with Bionik Canada as the acquirer for accounting purposes. As such, the financial information, including the operating and financial results and audited financial statements included in this Current Report on Form 8-K are that of Bionik Canada rather than that of our company prior to the completion of the transactions described herein.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intends”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks listed under the section entitled “Risk Factors” commencing on page 14 of this report, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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In this Current Report, unless otherwise specified, all dollar amounts are expressed in United States dollars. Except as otherwise indicated by the context, references in this report to “Company”, “we,” “us” and “our” are references to Bionik Laboratories Corp. f/k/a Drywave Technologies, Inc. including the operating and financial results of Bionik Canada.

Item 1.01	Entry into a Material Definitive Agreement

Acquisition Transaction

Acquisition of Bionik Canada

On February 26, 2015, we entered into an Investment Agreement with Acquireco, our wholly owned subsidiary, and Bionik Canada (the “Investment Agreement”) whereby we acquired 100 Class 1 common shares of Bionik Canada representing 100% of the outstanding Class 1 common shares of Bionik Canada, taking into account the Exchangeable Share Transaction (as defined below). After giving effect to this transaction, we commenced operations through Bionik Canada.

A copy of the Investment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Spin-Off Agreement and Assignment and Assumption Agreement

Immediately prior to the closing of the Acquisition Transaction and the First Closing (as defined below), we transferred all of the business, properties, assets, operations and goodwill of the Company (other than cash and cash equivalents), and liabilities as of March 6, 2013, to our then-existing wholly owned subsidiary, Strategic Dental Alliance, Inc., a Colorado corporation (“Strategic Dental Alliance”), and then transferred all of the capital stock of Strategic Dental Alliance to Brian E. Ray, a former officer and existing director (through the 14F Date) and Jon Lundgreen, a former officer and director, pursuant to a Spin-Off Agreement (the “Spin-Off Agreement”). Also as of immediately prior to the closing of the Acquisition Transaction and the First Closing, we entered into an Assignment and Assumption Agreement with Tungsten 74 LLC, pursuant to which Tungsten 74 LLC assumed all of our remaining liabilities through the closing of the Acquisition Transaction (the “Assignment and Assumption Agreement”). Accordingly, as of the closing of the Acquisition Transaction and the First Closing, we had no assets or liabilities.

A copy of the Spin-Off Agreement and Assignment and Assumption Agreement are filed as Exhibits 10.6 and 10.7 to this Current Report on Form 8-K and are incorporated by reference herein.

Exchangeable Share Transaction

As a condition of the closing of the Acquisition Transaction, Bionik Canada created a new class of exchangeable shares (the “Exchangeable Shares”), which were issued to the existing common shareholders of Bionik Canada in exchange for all of their outstanding common shares, all of which were cancelled (the “Exchangeable Share Transaction”).

Pursuant to the rights and privileges of the Exchangeable Shares, the holders of such Exchangeable Shares maintain the right to (i) received dividends equal to, and paid concurrently with, dividends paid by the Company to the holders of Common Stock; (ii) vote, through the Trustee’s voting of the Special Voting Preferred Stock (as defined herein) on all matters that the holders of Common Stock are entitled to vote upon; and (iii) receive shares of Common Stock upon the liquidation or insolvency of the Company upon the redemption of such Exchangeable Shares by Acquireco.

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The rights and preferences of the Exchangeable Shares are filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein.

As part of the Exchangeable Share Transaction, we entered into the following agreements, each dated February 26, 2015:

•	Voting and Exchange Trust Agreement (the “Trust Agreement”) with Bionik Canada and Computershare Trust Company of Canada (the “Trustee”); and

•	Support Agreement (the “Support Agreement”) with Acquireco and Bionik Canada.

Pursuant to the terms of the Trust Agreement, the parties created a trust for the benefit of its beneficiaries, which are the holders of the Exchangeable Shares, enabling the Trustee to exercise the voting rights of such holders until such time as they choose to redeem their Exchangeable Shares for shares of the common stock of the Company, and allowing the Trustee to hold certain exchange rights in respect of the Exchangeable Shares.

As a condition of the Trust Agreement and prior to the execution thereof, we filed a Certificate of Designation with the Delaware Secretary of State, effective February 20, 2015, designating a class of our preferred shares as The Special Voting Preferred Stock (the “Special Voting Preferred Stock”) and issued one share of The Special Voting Preferred Stock to the Trustee.

A copy of the Certificate of Designation is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Special Voting Preferred Stock entitles the Trustee to exercise the number of votes equal to the number of Exchangeable Shares outstanding on a one-for-one basis during the term of the Trust Agreement. The Trust Agreement further sets out the terms and conditions under which holders of the Exchangeable Shares are entitled to instruct the Trustee as to how to vote during any stockholder meetings of our company.

Pursuant to the terms of the Trust Agreement, we granted the Trustee the right to require our Company to purchase the Exchangeable Shares from any beneficiary upon the occurrence of certain events including in the event that we are bankrupt, insolvent or our business is wound up. The Trust Agreement continues to remain in force until the earliest of the following events: (i) no outstanding Exchangeable Shares are held by any beneficiary under the Trust Agreement; and (ii) each of Bionik Canada and us elects to terminate the Trust Agreement in writing and the termination is approved by the beneficiaries.

A copy of the Trust Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Pursuant to the terms of the terms of the Support Agreement, we agreed to certain covenants while the Exchangeable Shares were outstanding, including: (i) not to declare or pay any dividends on our common stock unless simultaneously declaring the equivalent dividend for the holders of the Exchangeable Shares, (ii) advising Bionik Canada in advance of any dividend declaration by our company, (iii) ensure that the record date for any dividend or other distribution declared on the shares of the Company is not less than seven days after the declaration date of such dividend or other distribution; (iv) taking all actions reasonably necessary to enable Bionik Canada to pay and otherwise perform its obligations with respect to the issued and outstanding Exchangeable Shares, (iv) to ensure that shares of the Company are delivered to holders of Exchangeable Shares upon exercise of certain redemption rights set out in the agreement and in the rights and restrictions of the Exchangeable Shares, and (v) reserving for issuance and keeping available from our authorized common stock such number of shares as may be equal to: (A) the number of Exchangeable Shares issued and outstanding from time to time; and (B) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares from time to time.

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The Support Agreement also outlines certain restrictions on our ability to issue any dividends, rights, options or warrants to all or substantially all of our stockholders during the term of the agreement unless the economic equivalent is provided to the holders of Exchangeable Shares. The Support Agreement is governed by the laws of the Province of Ontario.

A copy of the Support Agreement is filed as Exhibit 10.3 to this Form 8-K.

Private Placement Offering

Concurrently with the closing of the Acquisition Transaction and in contemplation of the Acquisition Transaction, we sold 7,735,750 units (the “Units”) for gross proceeds of $6,188,600 (including $500,000 of outstanding bridge loans converted into Units at the offering price) at a purchase price of $0.80 per Unit (the “Purchase Price”) in a private placement offering (the “Offering”). Each Unit consists of one share of common stock, par value $0.001 per share (the “Common Stock”) and a warrant (the “Warrant”) to purchase one share of Common Stock at an initial exercise price of $1.40 per share (the “Warrant Shares”). The Common Stock and Warrants were sold to each subscriber of the Offering pursuant to a Subscription Agreement (the “Subscription Agreement”).

The Offering was being offered with a minimum offering amount of $6,000,000 (the “Minimum Offering Amount”) and up to a maximum offering amount of $12,800,000 (subject to an overallotment option). Once the Minimum Offering amount was reached and held in escrow and other conditions to closing were satisfied (including the simultaneous closing of the Acquisition Transaction), the Company and the placement agent were able to conduct a first closing (the “First Closing”). Pursuant to the terms of a Registration Rights Agreement, we have agreed to file a registration statement on Form S-1 (or any other applicable form exclusively for the Offering) (the “Registration Statement”) registering for resale under the Securities Act all of the shares of Common Stock sold in the Offering and Warrant Shares underlying the Warrants within ninety days after the First Closing and we have agreed to use our commercially reasonable best efforts to cause such registration statement to become effective within one hundred eighty days of the First Closing. As a result of the Offering, after payment of placement agent fees and expenses but before the payment of other offering expenses such as legal and accounting expenses, we received net proceeds of approximately $5,383,734 at the First Closing, including the $500,000 in bridge loans we previously received that were taken into account as part of the Minimum Offering Amount.

The foregoing description of the Acquisition Transaction, Exchangeable Share Transaction, Offering, and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of Subscription Agreement with respect to the Offering which includes the Registration Rights Agreement relating to the Common Stock and Warrant Shares, which is filed as Exhibit 10.8 hereto, the form of Warrant which is filed as Exhibit 4.3 hereto, and all of the other documents and instruments referred to herein or attached as exhibits to this Current Report on Form 8-K, each of which is incorporated herein by reference.

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As of the Acquisition Transaction and the First Closing, an aggregate of 90,575,126 shares of our Common Stock were deemed cancelled, of which 90,207,241 were held by our former Chief Executive Officer and current Senior Vice President.

Following the Acquisition Transaction, the Exchangeable Share Transaction and the First Closing, as of the date of this Current Report on Form 8-K, there were 63,735,750 shares of our common stock issued and outstanding of which 6,000,000 are held by existing stockholders, 7,735,750 are held by the investors in the Offering and Bionik Canada shareholders hold an equivalent of 50,000,000 shares of our common stock through their ownership of 100% of the Exchangeable Shares. Furthermore, up to 1,905,700 shares of our Common Stock are subject to forfeiture in the event we are unable to raise additional gross proceeds of $3,811,400 in the Offering.

As a result, our pre-Acquisition Transaction stockholders hold approximately 6.6% of our issued and outstanding shares of Common Stock (assuming we do not raise any additional funds in the Offering and the consequent forfeiture of 1,905,700 of such shares), the former stockholders of Bionik Canada hold approximately 80.9% of our issued and outstanding shares of Common Stock through their ownership of 100% of the Exchangeable Shares, and the investors in the Offering hold approximately 12.5% of our issued and outstanding shares of Common Stock.

Item 2.01	Completion of Acquisition or Disposition of Assets

The disclosure in Item 1.01 of this Current Report on Form 8-K regarding the Acquisition Transaction is incorporated herein by reference in its entirety.

FORM 10 DISCLOSURE

As disclosed elsewhere in this Current Report on Form 8-K, we acquired Bionik Canada at the First Closing. Item 2.01(f) of Form 8-K provides that if the Company was a shell company, other than a business combination related shell company (as those terms are defined in Rule 12b-2 under the Exchange Act) immediately before the Acquisition Transaction, then the Company must disclose the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act reflecting all classes of the Company’s securities subject to the reporting requirements of Section 13 of the Exchange Act upon consummation of the Acquisition Transaction.

To the extent that the Company might have been considered to be a shell company immediately before the Acquisition Transaction, we are providing below the information that we would be required to disclose on Form 10 under the Exchange Act if we were to file such form. Please note that, unless the context otherwise requires, the information provided below relates to the combined Company after the acquisition of Bionik Canada.

DESCRIPTION OF BUSINESS

Corporate Overview

Our Company was incorporated on January 8, 2010 in the State of Colorado. At the time of our incorporation the name of our company was Strategic Dental Management Corp. On July 16, 2013, the Company changed its name from Strategic Dental Management Corp. to Drywave Technologies, Inc. and changed its state of incorporation from Colorado to Delaware. On February 20, 2014, we filed with the Secretary of State of Delaware a Certificate of Amendment to our Articles of Incorporation (the “Certificate of Amendment”) whereby, among other things, we changed our name to Bionik Laboratories Corp. and reduced the authorized number of shares of Common Stock from 200,000,000 to 150,000,000. Additionally, on September 24, 2014, our stockholders approved a 1-for-0.831105 reverse stock split of the issued and outstanding shares of our Common Stock, and adopted an equity incentive plan. The reverse stock split was implemented on February 13, 2015.

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Bionik Canada was incorporated on March 24, 2011 under the Canada Business Corporations Act. Bionik Canada’s principal executive office is located at 483 Bay Street, N105, Toronto, ON Canada M5G 2C9 and its telephone number is (416) 640-7887. Our website address is www.bioniklabs.com. The information on our website is not part of this Current Report on Form 8-K.

Description of Business

Overview

Following the closing of the Acquisition Transaction, we became a medical device company, specializing in the designing, developing and commercializing of cost-effective physical rehabilitation technologies, prosthetics, and assisted robotic products. We strive to innovate and build devices that improve an individual’s health, comfort, accessibility and quality of life through the use of advanced algorithms and sensing technologies that anticipate a user’s every move.

Our co-founders, Mr. Michal Prywata and Mr. Thiago Caires, first conceived of a brain-controlled prosthetic device in 2009. Media and industry response sparked further innovation leading to the formation of Bionik Canada and development of our first commercial product, the ARKE lower body exoskeleton.

Since our founding, we have partnered with industry leaders in manufacturing and design and have also expanded our development team through partnerships with researchers and academia. From inception to immediately prior to the First Closing, we have secured cash funding of approximately $5.5 million, which includes grants as well as Scientific Research and Experimental Development tax refunds provided through the Canadian government that support our creation of technologies that could lower the costs of medical devices and medical care.

We are currently developing the ARKE and researching two earlier stage products, the APOLLO intelligent prosthetic knee and the CHRONOS cloud-based intelligent patient queuing system. We plan to develop other biomechatronic solutions through internal research and development and we may further augment our product portfolio through strategic and accretive acquisition opportunities in the future.

We currently hold an intellectual property portfolio that includes 5 U.S. and international patents pending, 13 U.S. provisional patents, and other patents under development.

Product Pipeline

ARKE

The ARKE is a robotic lower body exoskeleton designed to help wheelchair bound individuals suffering from spinal cord injuries, strokes and other mobility disabilities restore proper gait and walk again during the rehabilitation process.. We expect that the ARKE will complement or replace existing rehabilitation methods by giving the patient control and increasing feedback during the rehabilitation process. Further, being able to walk during rehabilitation potentially reduces bone density loss, muscle atrophy, secondary illness and the frequency of re-hospitalization, while potentially helping to increase blood flow and nutrient delivery throughout the body.

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We believe that the ideal candidate for the ARKE rehabilitation therapy is a level T6 spinal cord injury patient with paralysis below the chest but maintains some or all upper body strength and mobility, although we believe any incomplete paraplegic (meaning a paraplegic with some healthy nerves remaining after the spinal cord damage that allows for no more than partial paralysis of hands, arms and upper torso) can benefit from the rehabilitation that the ARKE is expected to provide.

The ARKE uses sensory technology to determine at all times a user’s movements, such as bending forward and weight shifts from side to side. This sensory system allows the exoskeleton to determine precisely the movement needed by the user, including when the user wants to walk, stop, climb stairs, sit down or stop.

We have developed the ARKE to be electronically adjustable by a clinician or a rehabilitation specialist to attend to a patient’s specific needs and provide for customized rehabilitation plans. Additionally, the ARKE will have the capability to interface with tablet computers to allow the clinician or a rehabilitation specialist to program, change, edit and select different features within the ARKE system platform, such as selecting or saving a patient’s profile, adjusting the rehabilitation movement speed or walking gait. The tablet interface is designed to allow for the staff to be in close proximity to the user, allowing for them to closely monitor the ARKE at all times during use, making the process safer and more reliable.

Stroke rehabilitation and other similar disability rehabilitation programs deal with patients that do not necessarily have spinal cord damage and that may possess the ability to generate some sort of lower-body motion. Accordingly, we intend on developing a version of the ARKE for stroke patients with partial assist, that is expected to allow stroke patients that have restricted or no motion in one or both legs to wear the product and experience normal weight bearing rehabilitation to walk. We anticipate that the ARKE software platform will also be programmed to assist with the rehabilitation of other disabilities in the future such as cerebral palsy, multiple sclerosis and spinal bifida.

We also intend on developing additional accessories for the ARKE that can improve the rehabilitation process along with the clinician’s or rehabilitation specialist’s interaction with the patient. We feel that improving the staff interaction with the patient is an important leap forward for the industry and incorporating a tablet interface to the ARKE was our first innovative step in this regard. We intend on improving real time interactions between the staff and the patient that can simulate resistance experienced during the rehabilitation process, as well as improving product controls.

Mobility impairment affects an estimated 10 million people in developed countries, of which there is an estimated 5 million wheelchair users in those markets. We believe that the ARKE can be used to assist in the rehabilitation of those patients with mobility in their arms for stability. Assuming a 40-hour week, a rehabilitation facility can rehabilitate up to 10 patients using the ARKE product for a 4-hour session. We believe serving this market has the maximum market potential for approximately 500,000 exoskeletons.

Early Stage Research Products

The APOLLO and CHRONOS are early stage research development products.

The APOLLO is a microprocessor-driven, above the knee prosthetic designed to provide a user with a natural fluidity and walking gait. Through the use of its microprocessor and provisional patent pending magnetic fluid linear dampener to power the knee joint, it is being designed to sense motion and steps, thereby allowing the user to potentially walk naturally by increasing and decreasing the dampening in the knee joint.

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We believe that the APOLLO could service any above knee amputation, which, of the approximately 185,000 amputations in the U.S. annually, is estimated to be approximately 60,000 patients.

CHRONOS is a cloud-based, intelligent patient queuing system with predictive technology, designed to reduce patient waiting time to see health care providers, whether in waiting rooms in hospitals, clinics, private physician practice or otherwise. It is designed to allow patients to check in with their health care provider through their smartphone, allowing them to monitor the number of patients ahead of them along with an estimated wait time so the patient will know approximately when to come back to see their health care provider. We are aiming for CHRONOS to address productivity loss due to long waiting times, which is a frequent complaint of patients visiting their healthcare providers.

CHRONOS targets waiting rooms in hospitals, clinics, private physician practice or otherwise. We estimate that there is a $6.5 billion yearly productivity loss in the U.S. and Canada caused by patients waiting to see their doctors. CHRONOS could reduce this loss by improving on average admittance times, average additional waiting times and average total times. We intend on marketing CHRONOS through distribution channels and we have not identified the full market potential or acceptance of such products or other market verticals. We believe that value added products such as CHRONOS can improve the overall healthcare markets in public sectors such as Canada, and in the private sector such as the U.S.; such products could increase the flow of patients and overall satisfaction rates.

Other Prospective Products

We intend to expand our product offerings and enhance the strength of our Company through, not only internal development, but also strategic and accretive partnerships or acquisitions from time to time.

Competition and Competitive Advantage

The medical technology equipment industry is characterized by strong competition and rapid technological change. There are a number of companies developing technologies that are competitive to our existing and proposed products, many of them, when compared to our Company, having significantly longer operational history and greater financial and other resources.

The ARKE faces competition from companies that are focused on technologies for rehabilitation of patients suffering from spinal cord injuries, stroke and related neurological disabilities. Our competitors that we expect to compete with the ARKE in spinal cord rehabilitation therapies include Rewalk Robotics, Ekso Bionics, and Rex Bionics, each of which sell over-ground, non-weight bearing exoskeletons. Additionally, Parker Hannifin has announced plans to sell over-ground exoskeletons beginning in 2015. For the stroke market, we are developing an assisted version of the ARKE, which we expect will compete with Cyberdyne’s over-ground exoskeletons and Hocoma, AlterG, Aretech, Ekso Bionics, Parker Hannifin and Reha Technology, who are each selling treadmill-based walking gait therapies.

We believe that the ARKE’s primary advantage over the aforementioned products is that it has been designed to facilitate a selling price, which we believe is more affordable to the market than competing products. When comparing the ARKE to treadmill-based products available to the rehabilitation market, the ARKE has a smaller footprint, uses standard power sources, does not need any special infrastructure and is expected to be more affordable. Importantly, the ARKE is able to mobilize pre or non-ambulatory patients as it is a full weight-bearing product. The ARKE is also expected to be significantly less expensive compared to competitors in the spinal cord rehabilitation market for over-ground exoskeleton products. Additional advantages include our patented patient profiling system, and 3D trigger point system.

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From inception, our developments and proposed products were focused on the medical market. We have also developed our products to reflect current market acceptance, including proper pricing, ease of use, global reach by innovative design and finally outstanding turnaround in product development, revisions and versions. We believe that we are the company among our competitors with by far the shortest time to market strategy. Rewalk Robotics was founded in 2001 and launched its product into the home market in 2014, 13 years later. We were founded about 4 years ago and have products in pre-clinical testing. Ekso Bionics was founded almost 10 years ago. We expect our innovative approach to result in low cost of goods and allow us to sell products superior to our competition’s products at less than half of the cost. We do not only focus on cost but also on quality, as we believe that our exoskeleton is the strongest exoskeleton in the medical market, giving patients the support they need to take steps that one by one, will change their life.

Our challenge will be achieving rapid market awareness and adoption of our emerging technology in rehabilitation and mobility centers throughout the U.S., Canada and any other market we may enter. Robotic exoskeleton technology and its use in clinical settings is a new but emerging industry and currently regulated by medical device regulatory agencies (such as the US Food and Drug Administration). We believe that we will face challenges of increased regulatory scrutiny and increased competition in the future based on new technologies, additional features and customizability, reduced pricing, clinical outcomes and other factors. Our strength in this market will depend on our ability to achieve market acceptance, develop new technologies, develop new products, implement production plans, develop marketing strategies, secure any necessary regulatory approvals, secure necessary data for reimbursement and protect our intellectual property.

The market for the Company’s other prospective products also has competition and is subject to rapid technological change and regulatory requirements. There can be no assurance that the Company will be in a stronger position to respond quickly to potential acquisitions and other market opportunities, new or emerging technologies and changes in customer requirements. Market disruption will be caused when new products or brands are able to differentiate from the rest of market. Failure to maintain and enhance our competitive position could materially adversely affect the business and our prospects.

Market Strategy

The ARKE is designed to be a rehabilitation tool for hospitals and clinics and potentially a personal rehabilitation tool so paraplegics and other walking disabled individuals could benefit from using ARKE at home. We have split the exoskeleton robotic market into two sub-markets:

•	The rehabilitation market for hospitals and clinics; and

•	The home market for personal use.

We are currently completing the safety testing and general proof of concept testing which we began in mid-2013. We have also prepared clinical trial protocols, which will test the product on paraplegic patients and gauge the medical benefits and other parameters. We anticipate receiving clearance within 6 months of completing the clinical testing units. Our initial go-to-market strategy will be the development of hospital and clinic relationships that will allow us to diffuse the technology among experts and patients. Initially, the hospitals and clinics selected for the clinical trials will be selected to promote and support the ARKE product. We are also seeking different government grants in collaboration with various hospitals and clinics to allow us to fund trials, research projects and upgrade the ARKE’s technologies with little to no cash requirement directly from us. We expect that this will also diffuse the technology among the doctors and experts involved in the distribution and buying groups that are established within those selected partner hospitals. We may also conduct clinical trials in other countries for the purpose of diffusing the technology in those markets, though we have no current plans to do so.

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During the first market phase, we may sell or lease at a monthly or other fee structure the ARKE product to hospitals, clinics, distribution companies and/or buying groups that supply those rehabilitation facilities. We are also considering other revenue models.

We intend on developing other market vertical products to introduce to the market. We intend on using a similar commercialization approach for these products as planned for the ARKE but have not fully identified the market potential of each.

Intellectual Property

We rely on intellectual property developed or acquired, including patents, trade secrets, technical innovations, laws of unfair competition and various licensing agreements to provide our future growth and to build our competitive position. We have 5 U.S. and international patents pending and 13 U.S. provisional patents. As we continue to expand our intellectual property portfolio, it is critical for us to continue to invest in filing patent applications to protect our technology, inventions, and improvements. However, we can give no assurance that competitors will not infringe on our patent rights or otherwise create similar or non-infringing competing products that are technically patentable in their own right.

Our patents pending are as follows:

Algorithms & Control Systems	Filed US & International
Sensory Technology	Filed US & International
Robotics	Filed US & International
Robotics	Filed US & International
Robotics	Filed US & International

Bionik has also filed 13 provisional patents in the areas of Robotics, Algorithms & Controls Systems, Sensory Technology and Cloud Computing.

We have and generally plan to continue to enter into non-disclosure, confidentially and intellectual property assignment agreements with all new employees as a condition of employment. In addition, we intend to also generally enter into confidentiality and non-disclosure agreements with consultants, manufacturers’ representatives, distributors, suppliers and others to attempt to limit access to, use and disclosure of our proprietary information.

Research and Development

Our research and development programs are generally pursued by engineers and scientists employed by us in Toronto on a full-time basis or hired as per diem consultants or through partnerships with industry leaders in manufacturing and design and researchers and academia. We are also working with subcontractors in developing specific components of our technologies.

The primary objective of our research and development program is to advance the development of our existing and proposed products, to enhance the commercial value of such products.

We have incurred research and development costs of $937,426 for the year ended March 31, 2014 and $637,661 for the year ended March 31, 2013, and $1,178,837 and $747,502 for the nine months ended December 31, 2014 and 2013, respectively.

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Government Regulation

General

Our medical technology products and operations are subject to regulation by the U.S. Food and Drug Administration (“FDA”) and various other federal and state agencies, as well as by foreign governmental agencies. These agencies enforce laws and regulations that govern the development, testing, manufacturing, labeling, advertising, marketing and distribution, and market surveillance of the our medical device products.

In addition to the below, the only regulations we encounter are the regulations that are common to all businesses, such as employment legislation, implied warranty laws, and environmental, health and safety standards, to the extent applicable. We will also encounter in the future industry-specific government regulations that would govern our products, if and when developed for commercial use. It may become the case that other regulatory approvals will be required for the design and manufacture of our products and proposed products.

U.S. Regulation

Under the U.S. Federal Food, Drug, and Cosmetic Act, medical devices are classified into one of three classes — Class I, Class II or Class III — depending on the degree of risk associated with each medical device and the extent of control needed to ensure safety and effectiveness. Our current medical products are expected to be categorized as Class I or Class II (products similar to the ARKE are currently designated as Class 2 for supervised use). Class I devices are those for which safety and effectiveness can be assured by adherence to a set of guidelines, which include compliance with the applicable portions of the FDA's Quality System Regulation, facility registration and product listing, reporting of adverse medical events, and appropriate, truthful and non-misleading labeling, advertising, and promotional materials. Class II devices require a 510(k) premarket submission to the US FDA. Equivalent agencies in other countries require similar submissions prior to the device being marketed.

We also need to establish a suitable and effective quality management system, which establishes controlled processes for our product design, manufacturing, and distribution. We plan to do this in compliance with the internationally recognized standard ISO 13485:2013 Quality Management Systems. Following the introduction of a product, the FDA and foreign agencies engage in periodic reviews of our quality systems, as well as product performance and advertising and promotional materials. These regulatory controls, as well as any changes in FDA policies, can affect the time and cost associated with the development, introduction and continued availability of new products. Where possible, we anticipate these factors in our product development processes. These agencies possess the authority to take various administrative and legal actions against us, such as product recalls, product seizures and other civil and criminal sanctions.

Foreign Regulation

In addition to regulations in the United States, we will be subject to a variety of foreign regulations governing clinical trials and commercial sales and distribution of our products in foreign countries. Whether or not we obtain FDA approval for a product, we must obtain approval of a product by the comparable regulatory authorities of foreign countries before we can commence clinical trials or marketing of the product in those countries. The approval process varies from country to country, and the time may be longer or shorter than that required for FDA approval. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary greatly from country to country.

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The policies of the FDA and foreign regulatory authorities may change and additional government regulations may be enacted which could prevent or delay regulatory approval of our products and could also increase the cost of regulatory compliance. We cannot predict the likelihood, nature or extent of adverse governmental regulation that might arise from future legislative or administrative action, either in the United States or abroad.

Employees

We currently have 15 full-time and 1 part-time employees and 3 consultants who are based in our principal executive office located in Toronto, Canada. These employees oversee day-to-day operations of the Company supporting management, engineering, manufacturing, and administration functions of the Company. As required, we also engage consultants to provide services to the Company, including legal and corporate services. We have no unionized employees.

We currently plan to hire 3 to 6 additional full-time employees within the next 12 months, whose principal responsibilities will be the support of our sales, marketing, research and development, and clinical development activities.

We consider relations with our employees to be satisfactory.

Legal Matters

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.

We are not currently a party in any legal proceeding or governmental regulatory proceeding nor are we currently aware of any pending or potential legal proceeding or governmental regulatory proceeding proposed to be initiated against us that would have a material adverse effect on us or our business.

DESCRIPTION OF PROPERTY

Our principal executive office is located in premises of approximately 3,655 square feet at 483 Bay Street, N105, Toronto, Ontario Canada M5G 2C9. The facilities have been leased on our behalf by Ryerson University and we receive a subsidy on lease payments to the University. We believe that this facility is adequate for our short-term needs, including providing the space and infrastructure to accommodate our development work based on our current operating plan. We do not own any real estate.

RISK FACTORS

The risks set forth below are not the only ones facing our Company. Additional risks and uncertainties may exist that could also adversely affect our business, financial condition, prospects and/or operations. If any of the following or other risks actually materialize, our business, financial condition, prospects and/or operations could suffer. In such event, the value of our securities could decline.

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Risks Related to Our Business

We have a limited operating history upon which investors can evaluate our future prospects.

We have a limited operating history upon which an evaluation of its business plan or performance and prospects can be made. The business and prospects of the Company must be considered in the light of the potential problems, delays, uncertainties and complications encountered in connection with a newly established business and creating a new industry. The risks include, but are not limited to, the possibility that we will not be able to develop functional and scalable products and services, or that although functional and scalable, our products and services will not be economical to market; that our competitors hold proprietary rights that preclude us from marketing such products; that our competitors market a superior or equivalent product; that we are not able to upgrade and enhance our technologies and products to accommodate new features and expanded service offerings; or the failure to receive necessary regulatory clearances for our products. To successfully introduce and market our products at a profit, we must establish brand name recognition and competitive advantages for our products. There are no assurances that we can successfully address these challenges. If it is unsuccessful, we and our business, financial condition and operating results could be materially and adversely affected.

The current and future expense levels are based largely on estimates of planned operations and future revenues rather than experience. It is difficult to accurately forecast future revenues because our business is new and our market has not been developed. If our forecasts prove incorrect, the business, operating results and financial condition of the Company will be materially and adversely affected. Moreover, we may be unable to adjust our spending in a timely manner to compensate for any unanticipated reduction in revenue. As a result, any significant reduction in revenues would immediately and adversely affect our business, financial condition and operating results.

We have had no revenues since inception, and we cannot predict when we will achieve profitability.

Bionik Canada has not been profitable and cannot predict when we will achieve profitability. We have experienced net losses since our inception in 2011. We have had no revenues since inception. We do not anticipate generating significant revenues until we successfully develop, commercialize and sell products derived from our technologies, of which we can give no assurance. We are unable to determine when we will generate significant revenues, if any, from the sale of any of such products.

We cannot predict when we will achieve profitability, if ever. Our inability to become profitable may force us to curtail or temporarily discontinue our research and development programs and our day-to-day operations. Furthermore, there can be no assurance that profitability, if achieved, can be sustained on an ongoing basis. As of December 31, 2014, we had an accumulated deficit of $5,053,982.

We may never complete the development of the ARKE lower body exoskeleton or any of our other proposed products into marketable products.

We do not know when or whether we will successfully complete the development of the ARKE lower body exoskeleton, the APOLLO intelligent prosthetic knee, the CHRONOS cloud-based intelligent patient queuing system, or any other proposed or contemplated product, for any of our target markets. We continue to seek to improve our technologies before we are able to produce a commercially viable product. Failure to improve on any of our technologies could delay or prevent their successful development for any of our target markets.

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Developing any technology into a marketable product is a risky, time consuming and expensive process. You should anticipate that we will encounter setbacks, discrepancies requiring time consuming and costly redesigns and changes and that there is the possibility of outright failure.

We may not meet our product development and commercialization milestones.

We have established milestones, based upon our expectations regarding our technologies at that time, which we use to assess our progress toward developing our products. These milestones relate to technology and design improvements as well as to dates for achieving development goals. If our products exhibit technical defects or are unable to meet cost or performance goals, our commercialization schedule could be delayed and potential purchasers of our initial commercial products may decline to purchase such products or may opt to pursue alternative products.

Generally, we have made technological advances meeting our milestone schedules. We can give no assurance that our commercialization schedule will continue to be met as we further develop the ARKE or any of our other proposed products.

Customers will be unlikely to buy the ARKE or any of our other proposed products unless we can demonstrate that they can be produced for sale to consumers at attractive prices.

To date, we have focused primarily on research and development of the first generation version of the ARKE, as well as starting the prototyping the APOLLO and the CHRONOS. Consequently, we have no experience in manufacturing these products on a commercial basis. We may manufacture our products through third-party manufacturers. We can offer no assurance that either we or our manufacturing partners will develop efficient, automated, low-cost manufacturing capabilities and processes to meet the quality, price, engineering, design and production standards or production volumes required to successfully mass market our products. Even if we or our manufacturing partners are successful in developing such manufacturing capability and processes, we do not know whether we or they will be timely in meeting our product commercialization schedule or the production and delivery requirements of potential customers. A failure to develop such manufacturing processes and capabilities could have a material adverse effect on our business and financial results.

The proposed price of our products is in part dependent on material and other manufacturing costs. We are unable to offer any assurance that either we or a manufacturing partner will be able to reduce costs to a level which will allow production of a competitive product or that any product produced using lower cost materials and manufacturing processes will not suffer from a reduction in performance, reliability and longevity. Furthermore, although we have estimated a pricing structure for the ARKE we can give no assurance that these estimates will be correct in light of any manufacturing process we adopt or distribution channels we use.

Our products may not be accepted in the market.

We cannot be certain that our current products or any other products we may develop or market will achieve or maintain market acceptance. Market acceptance of our products depends on many factors, including our ability to convince key opinion leaders to provide recommendations regarding our products, convince distributors and customers that our technology is an attractive alternative to other technologies, demonstrate that our products are reliable and supported by us in the field, supply and service sufficient quantities of products directly or through marketing alliances, and price products competitively in light of the current macroeconomic environment, which, particularly in the case of the medical device industry, are becoming increasingly price sensitive.

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We are subject to extensive governmental regulations relating to the manufacturing, labeling and marketing of our products.

Our medical technology products and operations are subject to regulation by the U.S. Food and Drug Administration (the “FDA”), Health Canada and other governmental authorities both inside and outside of the United States. These agencies enforce laws and regulations that govern the development, testing, manufacturing, labeling, advertising, marketing and distribution, and market surveillance of our medical products.

Under the United States Federal Food, Drug, and Cosmetic Act, medical devices are classified into one of three classes — Class I, Class II or Class III — depending on the degree of risk associated with each medical device and the extent of control needed to ensure safety and effectiveness. We believe our current products will be Class I and Class II medical devices. Class I devices are those for which safety and effectiveness can be assured by adherence to a set of guidelines, which include compliance with the applicable portions of the FDA's Quality System Regulation, facility registration and product listing, reporting of adverse medical events, and appropriate, truthful and non-misleading labeling, advertising, and promotional materials. Class II devices are subject to additional controls, including full applicability of the Quality System Regulations, and requirements for 510(k) pre-market notification.

In addition to regulations in the United States, we will be subject to a variety of foreign regulations governing clinical trials and commercial sales and distribution of our products in foreign countries. Whether or not we obtain FDA approval for a product, we must obtain approval of a product by the comparable regulatory authorities of foreign countries before we can commence clinical trials or marketing of the product in those countries. The approval process varies from country to country, and the time may be longer or shorter than that required for FDA approval. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary greatly from country to country.

The policies of the FDA and foreign regulatory authorities may change and additional government regulations may be enacted which could prevent or delay regulatory approval of our products and could also increase the cost of regulatory compliance. We cannot predict the likelihood, nature or extent of adverse governmental regulation that might arise from future legislative or administrative action, either in the United States or abroad.

Following the introduction of a product, these agencies will also periodically review our design and manufacturing processes and product performance. The process of complying with the applicable good manufacturing practices, adverse event reporting, clinical trial and other requirements can be costly and time consuming, and could delay or prevent the production, manufacturing or sale of our products. In addition, if we fail to comply with applicable regulatory requirements, it could result in fines, delays or suspensions of regulatory clearances, closure of manufacturing sites, seizures or recalls of products and damage to our reputation. Recent changes in enforcement practice by the FDA and other agencies have resulted in increased enforcement activity, which increases the compliance risk for the Company and other companies in our industry. In addition, governmental agencies may impose new requirements regarding registration, labeling or prohibited materials that may require us to modify or re-register products already on the market or otherwise impact our ability to market our products in those countries. Once clearance or approval has been obtained for a product, there is an obligation to ensure that all applicable FDA, Health Canada and other regulatory requirements continue to be met.

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We may be subject to penalties and may be precluded from marketing our products if we fail to comply with extensive governmental regulations.

We believe that our proposed medical products are categorized as Class I and Class II. Class I devices are those for which safety and effectiveness can be assured by adherence to a set of guidelines, which include compliance with the applicable portions of the FDA's Quality System Regulation, facility registration and product listing, reporting of adverse medical events, and appropriate, truthful and non-misleading labeling, advertising, and promotional materials. However, the FDA has not made any determination about whether our specific medical products are Class I or Class II medical devices. While such a determination is not necessary in order for us to list a Class I device with the FDA and bring that device to the U.S. market, we plan to get clarification from the FDA prior to introducing a product into the market. From time to time, the FDA may disagree with the classification of a new Class I medical device and require the manufacturer of that device to apply for approval as a Class II or Class III medical device. In the event that the FDA determines that our medical products should be classified as Class II or Class III medical devices, we could be precluded from marketing the devices for clinical use within the United States for months, years or longer, depending on the specific change the classification. Reclassification of our products as Class II or Class III medical devices could significantly increase our regulatory costs, including the timing and expense associated with required clinical trials and other costs.

The FDA and non-U.S. regulatory authorities require that our products be manufactured according to rigorous standards. These regulatory requirements may significantly increase our production costs and may even prevent us from making our products in amounts sufficient to meet market demand. If we change our approved manufacturing process, the FDA may need to review the process before it may be used. Failure to comply with applicable regulatory requirements discussed could subject us to enforcement actions, including warning letters, fines, injunctions and civil penalties, recall or seizure of our products, operating restrictions, partial suspension or total shutdown of our production, and criminal prosecution.

Federal, state and non-U.S. regulations regarding the manufacture and sale of medical devices are subject to future changes. The complexity, timeframes and costs associated with obtaining marketing clearances are unknown. Although we cannot predict the impact, if any, these changes might have on our business, the impact could be material.

Certain of our competitors have reported injuries caused by the malfunction of human exoskeleton devices (in at least one case to the FDA). Injuries caused by the malfunction or misuse of human exoskeleton devices, even where such malfunction or misuse occurs with respect to one of our competitor’s products, could cause regulatory agencies to implement more conservative regulations on the medical human exoskeleton industry, which could significantly increase our operating costs.

If we are not able to both obtain and maintain adequate levels of third-party reimbursement for our products, it would have a material adverse effect on our business.

Healthcare providers and related facilities are generally reimbursed for their services through payment systems managed by various governmental agencies worldwide, private insurance companies, and managed care organizations. The manner and level of reimbursement in any given case may depend on the site of care, the procedure(s) performed, the final patient diagnosis, the device(s) utilized, available budget, or a combination of these factors, and coverage and payment levels are determined at each payer’s discretion. The coverage policies and reimbursement levels of these third-party payers may impact the decisions of healthcare providers and facilities regarding which medical products they purchase and the prices they are willing to pay for those products. Thus, changes in reimbursement levels or methods may either positively or negatively impact sales of our products.

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We have no direct control over payer decision-making with respect to coverage and payment levels for our medical device products. Additionally, we expect many payers to continue to explore cost-containment strategies (e.g., comparative and cost-effectiveness analyses, so-called “pay-for-performance” programs implemented by various public and private payers, and expansion of payment bundling schemes such as Accountable Care Organizations, and other such methods that shift medical cost risk to providers) that may potentially impact coverage and/or payment levels for our current products or products we develop.

As our product offerings are diverse across healthcare settings, they are affected to varying degrees by the many payment systems. Therefore, individual countries, product lines or product classes may be impacted by changes to these systems.

Changes in reimbursement practices of third-party payers could affect the demand for our products and the prices at which they are sold.

The sales of our proposed products could depend, in part, on the extent to which healthcare providers and facilities or individual users are reimbursed by government authorities, private insurers and other third-party payers for the costs of our products or the services performed with our products. The coverage policies and reimbursement levels of third-party payers, which can vary among public and private sources and by country, may affect which products customers’ purchase and the prices they are willing to pay for those products in a particular jurisdiction. Reimbursement rates can also affect the acceptance rate of new technologies. Legislative or administrative reforms to reimbursement systems in the United States or abroad, or changes in reimbursement rates by private payers, could significantly reduce reimbursement for procedures using the Company’s products or result in denial of reimbursement for those products, which would adversely affect customer demand or the price customers may be willing to pay for such products.

Clinical outcome studies regarding our products may not provide sufficient data to either cause third-party payers to approve reimbursement or to make human exoskeletons a standard of care.

Our business plan relies on broad adoption of human exoskeletons to provide neuro-rehabilitation in the form of gait training to individuals who have suffered a neurological injury or disorder. Although use of human exoskeletons in neuro-rehabilitation is new, use of robotic devices to provide gait training has been going on for over a decade and the clinical studies relating to such devices have had both positive and negative outcomes. Much of the rehabilitation community has rejected the use of such devices based on the data from some of these studies. Although we believe that human exoskeletons will outperform such robotic equipment, this has not been proven. Furthermore, it may prove impossible to prove an advantage in a timely manner, or at all, which could prevent broad adoption of our products.

Part of our business plan relies on broad adoption of our products to provide “early mobilization” of individuals who have been immobilized by an injury, disease, or other condition. Although the health benefits of other methods of “early mobilization” have been demonstrated in clinical studies in fields such as stroke, those studies did not test early mobilization with human exoskeletons directly. It may be necessary to provide outcome studies on early mobilization with exoskeletons directly in order to convince the medical community of their effectiveness. Such studies have not been designed at this time, and may be too large and too costly for us to conduct.

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Product defects could adversely affect the results of our operations.

The design, manufacture and marketing of our products involve certain inherent risks. Manufacturing or design defects, unanticipated use of our products, or inadequate disclosure of risks relating to the use of our products can lead to injury or other adverse events. These events could lead to recalls or safety alerts relating to our products (either voluntary or required by the FDA, Health Canada or similar governmental authorities in other countries), and could result, in certain cases, in the removal of a product from the market. A recall could result in significant costs, as well as negative publicity and damage to our reputation that could reduce demand for our products. Personal injuries relating to the use of our products could also result in product liability claims being brought against us. In some circumstances, such adverse events could also cause delays in new product approvals.

We could be exposed to significant liability claims if we are unable to obtain insurance at acceptable costs and adequate levels or otherwise protect ourselves against potential product liability claims.

The testing, manufacture, marketing and sale of medical devices entail the inherent risk of liability claims or product recalls. Product liability insurance is expensive and may not be available on acceptable terms, if at all. A successful product liability claim or product recall could inhibit or prevent the successful commercialization of our products, cause a significant financial burden on the Company, or both, which in either case could have a material adverse effect on our business and financial condition.

We may require additional capital to support our present business plan and our anticipated business growth, and such capital may not be available on acceptable terms, or at all, which would adversely affect our ability to operate.

We will likely require additional funds to further develop our business plan. Based on our current operating plans, the resources of the Company after the First Closing are expected to be sufficient to fund our planned operations necessary to introduce the ARKE into the rehabilitation market, but not enough to advance the development of the APOLLO or CHRONOS. While we are continuing to raise funds in the Offering, we can give no assurance that we will be successful in raising any additional funds in the Offering. If we are unable to generate sufficient revenues from our operating activities, we may need to raise additional funds through equity offerings or otherwise in order to meet our expected future liquidity requirements, including to introduce the ARKE into the home market, introducing our other planned products or to pursue new product opportunities. Any such financing that we undertake will likely be dilutive to current stockholders and you.

We intend to continue to make investments to support our business growth, including patent or other intellectual property asset creation. In addition, we may also need additional funds to respond to business opportunities and challenges, including its ongoing operating expenses, protecting its intellectual property, satisfying debt payment obligations, developing new lines of business and enhancing its operating infrastructure. While we may need to seek additional funding for such purposes, it may not be able to obtain financing on acceptable terms, or at all. In addition, the terms of our financings may be dilutive to, or otherwise adversely affect, holders of its common stock. We may also seek additional funds through arrangements with collaborators or other third parties. We may not be able to negotiate any such arrangements on acceptable terms, if at all. If we are unable to obtain additional funding on a timely basis, we may be required to curtail or terminate some or all of our business plans.

We cannot predict our future capital needs and we may not be able to secure additional financing.

We will likely need to raise additional funds in the future to fund our working capital needs and to fund further expansion of our business. We may require additional equity or debt financings, collaborative arrangements with corporate partners or funds from other sources for these purposes. No assurance can be given that necessary funds will be available for us to finance our development on acceptable terms, if at all. Furthermore, such additional financings may involve substantial dilution of our stockholders or may require that we relinquish rights to certain of our technologies or products. In addition, we may experience operational difficulties and delays due to working capital restrictions. If adequate funds are not available from operations or additional sources of financing, we may have to delay or scale back our growth plans.

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The results of our research and development efforts are uncertain and there can be no assurance of the commercial success of our products.

We believe that we will need to incur additional research and development expenditures to continue development of our existing proposed products as well as research and development expenditures to develop new products and services. The products and services we are developing and may develop in the future may not be technologically successful. In addition, the length of our product and service development cycle may be greater than we originally expected and we may experience delays in product development. If our resulting products and services are not technologically successful, they may not achieve market acceptance or compete effectively with our competitors’ products and services.

If we fail to retain certain of our key personnel and attract and retain additional qualified personnel, we might not be able to pursue our growth strategy.

Our future success will depend upon the continued service of Peter Bloch, our Chief Executive Officer, Michal Prywata, our Chief Operating Officer, Thiago Caires, our Chief Technology Officer, and Leslie Markow, our Chief Financial Officer. Although we believe that our relationship with each of these individuals is positive, there can be no assurance that the services of any of these individuals will continue to be available to us in the future. We do not carry any key man life insurance policies on any of our existing or proposed executive officers.

The impact of the Patient Protection and Affordable Care Act remains uncertain.

In 2010, significant reforms to the health care system were adopted as law in the United States. The law includes provisions that, among other things, reduce or limit Medicare reimbursement, require all individuals to have health insurance (with limited exceptions) and impose increased taxes. These factors, in turn, could result in reduced demand for our products and increased downward pricing pressure. Specifically, the law requires the medical device industry to subsidize health care reform in the form of a 2.3% excise tax on United States sales of most medical devices. The excise tax will increase our operating expenses. Because other parts of the 2010 health care law remain subject to implementation, the long-term impact on us is uncertain. The new law or any future legislation could reduce medical procedure volumes, lower reimbursement for our products, and impact the demand for our products or the prices at which we sell our products. Accordingly, while it is too early to understand and predict the ultimate impact of the new law on our business, the legislation and resulting regulations could have a material adverse effect on our business, cash flows, financial condition and results of operations.

Our operations in international markets involve inherent risks that we may not be able to control.

Our business plan includes the marketing and sale of our proposed products in international markets. Accordingly, our results could be materially and adversely affected by a variety of uncontrollable and changing factors relating to international business operations, including:

•	Macroeconomic conditions adversely affecting geographies where we intend to do business;

•	Foreign currency exchange rates;

•	Political or social unrest or economic instability in a specific country or region;

•	Higher costs of doing business in foreign countries;

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•	Infringement claims on foreign patents, copyrights or trademark rights;

•	Difficulties in staffing and managing operations across disparate geographic areas;

•	Difficulties associated with enforcing agreements and intellectual property rights through foreign legal systems;

•	Trade protection measures and other regulatory requirements, which affect our ability to import or export our products from or to various countries;

•	Adverse tax consequences;

•	Unexpected changes in legal and regulatory requirements;

•	Military conflict, terrorist activities, natural disasters and medical epidemics; and

•	Our ability to recruit and retain channel partners in foreign jurisdictions.

Our financial results may be affected by fluctuations in exchange rates and our current currency hedging strategy may not be sufficient to counter such fluctuations.

Our financial statements are presented in U.S. dollars, while a significant portion of our business is conducted, and a substantial portion of our operating expenses are payable, in currencies other than the U.S. dollar, specifically the Canadian dollar. Due to the substantial volatility of currency exchange rates, exchange rate fluctuations may have a positive or adverse impact on our future revenues or expenses presented in our financial statements. We plan to use financial instruments, principally forward foreign currency contracts, in our management of foreign currency exposure. These contracts primarily require us to purchase and sell certain foreign currencies with or for U.S. dollars at contracted rates. We may be exposed to a credit loss in the event of non-performance by the counterparties of these contracts. In addition, these financial instruments may not adequately manage our foreign currency exposure. Our results of operations could be adversely affected if we are unable to successfully manage currency fluctuations in the future.

Risks Related to Our Industry

The industry in which we operate is highly competitive and subject to rapid technological change. If our competitors are better able to develop and market products that are safer, more effective, less costly, easier to use, or are otherwise more attractive, we may be unable to compete effectively with other companies.

The medical technology industry is characterized by intense competition and rapid technological change, and we will face competition on the basis of product features, clinical outcomes, price, services and other factors. Competitors may include large medical device and other companies, some of which have significantly greater financial and marketing resources than we do, and firms that are more specialized than we are with respect to particular markets. Our competition may respond more quickly to new or emerging technologies, undertake more extensive marketing campaigns, have greater financial, marketing and other resources than ours or may be more successful in attracting potential customers, employees and strategic partners.

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Our competitive position will depend on multiple, complex factors, including our ability to achieve regulatory clearance and market acceptance for our products, develop new products, implement production and marketing plans, secure regulatory approvals for products under development and protect our intellectual property. In some instances, competitors may also offer, or may attempt to develop, alternative therapies that may be delivered without a medical device or a medical device superior to ours. The development of new or improved products, processes or technologies by other companies may render our products or proposed products obsolete or less competitive. The entry into the market of manufacturers located in low-cost manufacturing locations may also create pricing pressure, particularly in developing markets. Our future success depends, among other things, upon our ability to compete effectively against current technology, as well as to respond effectively to technological advances or changing regulatory requirements, and upon our ability to successfully implement our marketing strategies and execute our research and development plan.

We face competition from other medical device companies that focus on robotic exoskeleton devices.

We face competition from other companies that also focus on robotic exoskeleton devices such as Rewalk Robotics, Ekso Bionics, Parker Hannifin and Rex Bionics. Additionally, with respect to our products that we intend to market to patients with stroke-related conditions, Cyberdyne is developing an over-ground exoskeleton and Hocoma, AlterG, Aretech and Reha Technology are each currently selling treadmill-based walking gait therapies that will directly compete with such products. These companies have longer operating histories and may have greater name recognition and substantially greater financial, technical and marketing resources than us. Many of these companies also have FDA or other applicable governmental approval to market and sell their products, and more extensive customer bases, broader customer relationships and broader industry alliances than us, including relationships with many of our potential customers. Increased competition from any of these sources could result in our failure to achieve and maintain an adequate level of customers and market share to support the cost of our operations.

Our industry is experiencing greater scrutiny and regulation by governmental authorities, which may lead to greater governmental regulation in the future.

In recent years, the medical device industry has been subject to increased regulatory scrutiny, including by the FDA, Health Canada and numerous other federal, state, provincial and foreign governmental authorities. This has included increased regulation, enforcement, inspections, and governmental investigations of the medical device industry and disclosure of financial relationships with health care professionals. We anticipate that governments will continue to scrutinize our industry closely, and that additional regulation by governmental authorities, both foreign and domestic, may increase compliance costs, exposure to litigation and other adverse effects to our operations.

Unsuccessful clinical trials or procedures relating to products under development could have a material adverse effect on our prospects.

The regulatory approval process for new products and new indications for existing products requires extensive clinical trials and procedures, including early clinical experiences and regulatory studies. Unfavorable or inconsistent clinical data from current or future clinical trials or procedures conducted by us, our competitors, or third parties, or perceptions regarding this clinical data, could adversely affect our ability to obtain necessary approvals and the market's view of our future prospects. Such clinical trials and procedures are inherently uncertain and there can be no assurance that these trials or procedures will be completed in a timely or cost-effective manner or result in a commercially viable product. Failure to successfully complete these trials or procedures in a timely and cost-effective manner could have a material adverse effect on our prospects. Clinical trials or procedures may experience significant setbacks even after earlier trials have shown promising results. Further, preliminary results from clinical trials or procedures may be contradicted by subsequent clinical analysis. In addition, results from our clinical trials or procedures may not be supported by actual long-term studies or clinical experience. If preliminary clinical results are later contradicted, or if initial results cannot be supported by actual long-term studies or clinical experience, our business could be adversely affected. Clinical trials or procedures may be suspended or terminated by us, the FDA or other regulatory authorities at any time if it is believed that the trial participants face unacceptable health risks.

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Intellectual property litigation and infringement claims could cause us to incur significant expenses or prevent us from selling certain of our products.

The industry we operate in, in particular, the medical device industry is characterized by extensive intellectual property litigation and, from time to time, we might be the subject of claims by third parties of potential infringement or misappropriation. Regardless of outcome, such claims are expensive to defend and divert the time and effort of our management and operating personnel from other business issues. A successful claim or claims of patent or other intellectual property infringement against us could result in our payment of significant monetary damages and/or royalty payments or negatively impact our ability to sell current or future products in the affected category and could have a material adverse effect on its business, cash flows, financial condition or results of operations.

If we are unable to protect our patents or other proprietary rights, or if we infringe on the patents or other proprietary rights of others, our competitiveness and business prospects may be materially damaged.

We own 5 U.S. and international patents pending and 13 U.S. provisional patents. We intend to continue to seek legal protection, primarily through patents, for our proprietary technology. Seeking patent protection is a lengthy and costly process, and there can be no assurance that patents will be issued from any pending applications, or that any claims allowed from existing or pending patents will be sufficiently broad or strong to protect our proprietary technology. There is also no guarantee that any patents we hold will not be challenged, invalidated or circumvented, or that the patent rights granted will provide competitive advantages to us. Our competitors have developed and may continue to develop and obtain patents for technologies that are similar or superior to our technologies. In addition, the laws of foreign jurisdictions in which we develop, manufacture or sell our products may not protect our intellectual property rights to the same extent, as do the laws of the United States.

Adverse outcomes in current or future legal disputes regarding patent and other intellectual property rights could result in the loss of our intellectual property rights, subject us to significant liabilities to third parties, require us to seek licenses from third parties on terms that may not be reasonable or favorable to us, prevent us from manufacturing, importing or selling our products, or compel us to redesign our products to avoid infringing third parties’ intellectual property. As a result, we may be required to incur substantial costs to prosecute, enforce or defend our intellectual property rights if they are challenged. Any of these circumstances could have a material adverse effect on our business, financial condition and resources or results of operations.

Our ability to develop intellectual property depends in large part on hiring retaining and motivating highly qualified design and engineering staff with the knowledge and technical competence to advance our technology and productivity goals. To protect our trade secrets and proprietary information, generally we have entered into confidentiality agreements with our employees, as well as with consultants and other parties. If these agreements prove inadequate or are breached, our remedies may not be sufficient to cover our losses.

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Dependence on patent and other proprietary rights and failing to protect such rights or to be successful in litigation related to such rights may result in our payment of significant monetary damages or impact offerings in our product portfolios.

Our long-term success largely depends on our ability to market technologically competitive products. If we fail to obtain or maintain adequate intellectual property protection, we may not be able to prevent third parties from using our proprietary technologies or may lose access to technologies critical to our products. Also, our currently pending or future patents applications may not result in issued patents, and issued patents are subject to claims concerning priority, scope and other issues.

Furthermore, we have not filed applications for all of our patents internationally and we may not be able to prevent third parties from using our proprietary technologies or may lose access to technologies critical to our products in other countries.

Risks Related to Our Securities and Other Risks

An active and visible public trading market for our Common Stock may not develop.

Upon the completion of the Acquisition Transaction, we will attempt to have our Common Stock listed on a securities exchange. We cannot predict whether an active market for our Common Stock will ever develop in the future. In the absence of an active trading market:

•	Investors may have difficulty buying and selling or obtaining market quotations;

•	Market visibility for shares of our Common Stock may be limited; and

•	A lack of visibility for shares of our Common Stock may have a depressive effect on the market price for shares of our Common Stock.

Assuming we can find market makers to establish quotations for our Common Stock, we expect that our Common Stock will be quoted over-the-counter on a market operated by OTC Markets Group, Inc. These markets are relatively unorganized, inter-dealer, over-the-counter markets that provide significantly less liquidity than NASDAQ or the NYSE AMEX. No assurances can be given that our Common Stock, even if quoted on such markets, will ever actively trade on such markets, much less a senior market like NASDAQ or NYSE AMEX. In this event, there would be a highly illiquid market for our Common Stock and you may be unable to dispose of your Common Stock at desirable prices or at all. Moreover, there is a risk that our Common Stock could be delisted from its current tier of the OTC Market, in which case our stock may be quoted on markets even more illiquid.

The market price of our common stock may be volatile.

The market price for our Common Stock may be volatile and subject to wide fluctuations in response to factors including the following:

•	Actual or anticipated fluctuations in our quarterly or annual operating results;

•	Changes in financial or operational estimates or projections;

•	Conditions in markets generally;

•	Changes in the economic performance or market valuations of companies similar to ours;

•	Announcements by us or our competitors of new products, acquisitions, strategic partnerships, joint ventures or capital commitments;

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•	Our intellectual property position; and

•	General economic or political conditions in the United States or elsewhere.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of shares of our Common Stock.

Because we were engaged in a reverse merger, we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we were engaged in a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of the Company since there is little incentive to brokerage firms to recommend the purchase of the common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of the Company in the future.

Our Company may have undisclosed liabilities and any such liabilities could harm our revenues, business, prospects, financial condition and results of operations.

Before the Acquisition Transaction, Bionik Canada conducted due diligence on our Company customary and appropriate for a transaction similar to the Acquisition Transaction. However, the due diligence process may not reveal all material liabilities of our Company currently existing or which may be asserted in the future against our Company relating to its activities before the consummation of the Acquisition Transaction. In addition, the Investment Agreement contains representations with respect to the absence of any liabilities. However, there can be no assurance that our Company will not have any liabilities upon the closing of the Reverse Merger that we are unaware of or that we will be successful in enforcing any indemnification provisions or that such indemnification provisions will be adequate to reimburse us. Any such liabilities of our Company that survive the Acquisition Transaction could harm our revenues, business, prospects, financial condition and results of operations.

When the registration statements required to be filed under our existing registration rights obligations become effective, there will be a significant number of shares of common stock eligible for sale, which could depress the market price of such stock.

We are obligated as a condition to the Offering to register all of the shares of Common Stock issued in the Offering and the Warrant Shares underlying the Warrants. Furthermore, we are obligated to register for resale up to 50,000,000 shares of our Common Stock issuable upon the exchange of the Exchangeable Shares. Accordingly, a large number of shares of our common stock would become available for sale in the public market, which could harm the market price of the stock. Further, shares may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect as well. In general, a non-affiliate who has held restricted securities for a period of six months may sell such securities into the market and an “affiliate” who has held restricted shares for a period of six months may, upon filing a notification with the SEC on Form 144, sell common stock into the market in an amount equal to one percent of the outstanding shares.

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Our majority shareholders will control our Company for the foreseeable future, including the outcome of matters requiring shareholder approval and such control may prevent you and other stockholders from influencing significant corporate decisions and may result in conflicts of interest that could cause the Company’s stock price to decline.

Upon completion of the Acquisition Transaction and the First Closing, our officers and directors will collectively own Exchangeable Shares, which may be exchanged for approximately 34% of our outstanding shares of Common Stock. In addition, the Placement Agent with respect to the Offering (or its subagents) and their respective officers, directors, employees and affiliates may own shares of our Common Stock. As a result, such entities and individuals will have the ability, acting together, to control the election of our directors and the outcome of corporate actions requiring shareholder approval, such as: (i) a merger or a sale of our Company, (ii) a sale of all or substantially all of our assets, and (iii) amendments to our articles of incorporation and bylaws. This concentration of voting power and control could have a significant effect in delaying, deferring or preventing an action that might otherwise be beneficial to our other shareholders and be disadvantageous to our shareholders with interests different from those entities and individuals. Certain of these individuals also have significant control over our business, policies and affairs as officers or directors of our Company. These stockholders may also exert influence in delaying or preventing a change in control of the Company, even if such change in control would benefit the other stockholders of the Company. In addition, the significant concentration of stock ownership may adversely affect the market value of the Company’s common stock due to investors’ perception that conflicts of interest may exist or arise. Therefore, investors should not expect to have any material control over our Company.

We currently have only one independent director on our Board, which limits our ability to establish effective independent corporate governance procedures.

Our board of directors has significant control over us and we have not established committees comprised of independent directors. We have only four directors and, subsequent to the 14F Date, three of which hold executive officer positions and are not independent. Accordingly, they have significant control over all corporate issues. We do not have an audit, compensation, governance or nominating committee comprised of independent directors. Our Board as a whole currently performs these functions. Thus, there is a potential conflict in that a majority of our directors are also engaged in management and participate in decisions concerning management compensation and audit issues, among other issues, that may affect management performance.

Although we intend to add additional members to our Board of Directors as qualified candidates become available, until we have a board of directors that would include a majority of independent members, if ever, there will be limited or no independent oversight of our directors’ decisions and activities.

Material weaknesses may exist when the Company reports on the effectiveness of its internal control over financial reporting for purposes of its reporting requirements.

Following the completion of the Acquisition Transaction, the Company will be required to provide management’s report on the effectiveness of internal control over financial reporting in our Annual Reports on Form 10-K, as required by Section 404 of Sarbanes-Oxley. Material weaknesses may exist when the Company reports on the effectiveness of its internal control over financial reporting for purposes of its reporting requirements under the Exchange Act or Section 404 of Sarbanes-Oxley following the completion of the Acquisition Transaction. The existence of one or more material weaknesses would preclude a conclusion that the Company maintains effective internal control over financial reporting. Such a conclusion would be required to be disclosed in the Company’s future Annual Reports on Form 10-K and could harm the Company’s reputation and cause the market price of its common stock to drop.

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Anti-takeover provisions in the Company’s charter and bylaws may prevent or frustrate attempts by stockholders to change the board of directors or current management and could make a third-party acquisition of the Company difficult.

The Company’s certificate of incorporation and bylaws may contain provisions that may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could limit the price that investors might be willing to pay in the future for shares of the Company’s common stock.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

The SEC has adopted regulations, which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock after the consummation of the Acquisition Transaction will potentially be less than $5.00 per share and therefore would be a “penny stock” according to SEC rules, unless we are listed on a national securities exchange. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	Make a special written suitability determination for the purchaser;

•	Receive the purchaser’s prior written agreement to the transaction;

•	Provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•	Obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our Common Stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell your securities.

The market for penny stocks has experienced numerous frauds and abuses, which could adversely impact investors in our stock.

OTC Market securities are frequent targets of fraud or market manipulation, both because of their generally low prices and because reporting requirements are less stringent than those of the stock exchanges such as NASDAQ. Patterns of fraud and abuse include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

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•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•	Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.

We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our stock.

We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future and any return on investment may be limited to the value of our common stock. We plan to retain any future earning to finance growth.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS CURRENT REPORT ON FORM 8-K, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT THERE MAY BE OTHER POSSIBLE RISKS THAT COULD BE IMPORTANT.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) covers information pertaining to the Company up to December 31, 2014 and should be read in conjunction with the audited financial statements and related notes of the Company as of and for the year ended March 31, 2014 and 2013, as well as the unaudited financial statements and related notes of the Company for the three and nine month periods ended December 31, 2014 and 2013. Except as otherwise noted, the financial information contained in this MD&A and in the financial statements has been prepared in accordance with accounting principles generally accepted in the United States of America. All amounts are expressed in U.S. dollars unless otherwise noted.

Forward Looking Statements

Certain information contained in this MD&A includes “forward-looking statements.” Statements which are not historical reflect our current expectations and projections about our future results, performance, liquidity, financial condition and results of operations, prospects and opportunities and are based upon information currently available to us and our management and their interpretation of what is believed to be significant factors affecting our existing and proposed business, including many assumptions regarding future events. Actual results, performance, liquidity, financial condition and results of operations, prospects and opportunities could differ materially and perhaps substantially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors, including those risks described in detail in the section of this Current Report on Form 8-K entitled “Risk Factors” as well as elsewhere in this Current Report.

Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” or “project” or the negative of these words or other variations on these words or comparable terminology.

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In light of these risks and uncertainties, and especially given the nature of our existing and proposed business, there can be no assurance that the forward-looking statements contained in this section and elsewhere in this Current Report on Form 8-K will in fact occur. Potential investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Company Overview

We are a medical device company engaged in the business of designing, developing and commercializing physical rehabilitation technologies, prosthetics, and assisted robotic products. We strive to create products that improve an individual’s health, comfort, accessibility and quality of life through products that use advanced algorithms and sensing technologies to anticipate a user’s every move.

Critical Accounting Policies

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, and changes in these estimates are recorded when known. Significant estimates made by management include: investment tax credit receivable, accounts payable and accrued liabilities and the valuation allowance for deferred tax assets.

Foreign Currency Translation

The Company’s functional currency is the Canadian dollar and its reporting currency is the US dollar. The financial statements have been translated into U.S. dollars in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 830. All assets and liabilities with Canadian dollars as functional currency are translated at the exchange rate on the balance sheet date, shareholders' equity and share issuances are translated at the historical rates and the statements of operations and cash flows are translated at the average exchange rate for the year. The resulting translation adjustments are reported under comprehensive income as a separate component of shareholders’ equity.

Equipment

Equipment is recorded at cost. Depreciation is computed using the declining balance method, over the estimated useful lives of these assets. The costs of improvements that extend the life of equipment are capitalized. All ordinary repair and maintenance costs are expensed as incurred.

Equipment is depreciated as follows:

Computer & Electronics	50% per annum

Furniture and Fixtures	20% per annum

Tools & Parts	20% per annum

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Revenue Recognition

The Company has yet to recognize any revenue. The Company intends to record revenue when it is realized, or realizable and earned. The Company will consider revenue to be realized, or realizable and earned, when the following revenue recognition requirements are met: persuasive evidence of an arrangement exists; the products or services have been accepted by the customer via delivery or acceptance; the sales price is fixed or determinable; and collectability is reasonably assured.

Government Grant and Input Tax Credit Recoveries

The Company receives certain grant and input tax credit recoveries from the Canadian government in compensation for eligible expenditures. These are presented as other income in the statement of operations and comprehensive loss as they generally relate to a number of the Company’s operating expenses, such as salaries and benefits, research and development and professional and consulting fees. The recoveries are recognized in the corresponding period when such expenses are incurred.

Cash and Cash Equivalents

Cash and cash equivalents include highly liquid investments with original terms to maturity of 90 days or less at the date of purchase. For all periods presented cash and cash equivalents consisted entirely of cash on deposit with a national Bank in Canada.

Research and Development

The Company is engaged in research and development work. Research and development costs are charged as an operating expense of the Company as incurred.

Segment Reporting

ASC 280-10, “Disclosures about Segments of an Enterprise and Related Information”, establishes standards for the way that public business enterprises report information about operating segments in the Company’s financial statements. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company does not have any reportable segments. All of its operations and assets are domiciled in Canada.

Income Taxes

Income taxes are computed in accordance with the provisions of ASC Topic 740, which requires, among other things, a liability approach to calculating deferred income taxes. The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in its financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The Company is required to make certain estimates and judgments about the application of tax law, the expected resolution of uncertain tax positions and other matters. In the event that uncertain tax positions are resolved for amounts different than the Company’s estimates, or the related statutes of limitations expire without the assessment of additional income taxes, the Company will be required to adjust the amounts of related assets and liabilities in the period in which such events occur. Such adjustment may have a material impact on our income tax provision and results of operations.

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Fair Value of Financial Instruments

ASC Topic 820 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. Included in the ASC Topic 820 framework is a three level valuation inputs hierarchy with Level 1 being inputs and transactions that can be effectively fully observed by market participants spanning to Level 3 where estimates are unobservable by market participants outside of the Company and must be estimated using assumptions developed by the Company. The Company discloses the lowest level input significant to each category of asset or liability valued within the scope of ASC Topic 820 and the valuation method as exchange, income or use. The Company uses inputs which are as observable as possible and the methods most applicable to the specific situation of each company or valued item.

The carrying amounts reported in the balance sheets for cash and cash equivalents, other receivables, subscription receivable, accounts payable and accrued liabilities, convertible secured promissory note and due to related parties approximate fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest. Per ASC Topic 820 framework these are considered Level 2 inputs where inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

For the loans payable, the Company believes the carrying value of the loans payable approximates fair value, as the interest rates are market rates. All third party loans outstanding at March 31, 2014 have been repaid.

There were no assets or liabilities measured at fair value on a recurring basis as of December 31, 2014 or March 31, 2014 and 2013.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks.

The Company reviews the terms of convertible loans, equity instruments and other financing arrangements to determine whether there are embedded derivative instruments, including embedded conversion options that are required to be bifurcated and accounted for separately as a derivative financial instrument. Also, in connection with the issuance of financing instruments, the Company may issue freestanding options or warrants to employees and non-employees in connection with consulting or other services. These options or warrants may, depending on their terms, be accounted for as derivative instrument liabilities, rather than as equity.

Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. To the extent that the initial fair values of the freestanding and/or bifurcated derivative instrument liabilities exceed the total proceeds received an immediate charge to income is recognized in order to initially record the derivative instrument liabilities at their fair value.

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The discount from the face value of the convertible debt or equity instruments resulting from allocating some or all of the proceeds to the derivative instruments, together with the stated rate of interest on the instrument, is amortized over the life of the instrument through periodic charges to income, using the effective interest method.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period. If reclassification is required, the fair value of the derivative instrument, as of the determination date, is reclassified. Any previous charges or credits to income for changes in the fair value of the derivative instrument are not reversed. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date.

Basic and Diluted Loss Per Share

Basic loss per share has been determined by dividing the net loss available to stockholders for the applicable period by the basic and diluted weighted average number of shares outstanding, respectively. The diluted weighted average number of shares outstanding is calculated as if all dilutive options had been exercised or vested at the later of the beginning of the reporting period or date of grant, using the treasury stock method. The dilutive effect of convertible loans is reflected in diluted weighted average number of shares using the if-converted method, when there is a dilutive effect.

Loss per common share is computed by dividing the net loss by the weighted average number of shares of common shares outstanding during the period..

Intellectual Property

Five patent applications have been filed by the Company with the U.S. Patent and Trademark Office. No patents have been issued to date. The applications have been published.

Impairment of Long-Lived Assets

The Company follows the ASC Topic 360, which requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the assets’ carrying amounts may not be recoverable. In performing the review for recoverability, if future undiscounted cash flows (excluding interest charges) from the use and ultimate disposition of the assets are less than their carrying values, an impairment loss represented by the difference between its fair value and carrying value, is recognized. When properties are classified as held for sale they are recorded at the lower of the carrying amount or the expected sales price less costs to sell.

Recently Adopted Accounting Pronouncements

“Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements (“ASU 2014-10”) issued in June 2014, ASU 2014-10 eliminated the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders’ equity. The amendments in ASU 2014-10 are effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company adopted ASU 2014-10 for its condensed interim financial statements and accordingly has removed the inception-to-date information.

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“Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income”, issued in February 2013 requires entities to disclose additional information for items reclassified out of accumulated other comprehensive income (“AOCI”). For items reclassified out of AOCI and into net income in their entirety, entities are required to disclose the effect of the reclassification on each affected line item of net income. For AOCI reclassification items that are not reclassified in their entirety into net income, a cross-reference to other required U.S. GAAP disclosures is required. This information may be provided either in the notes or parenthetically on the face of the statement that reports net income, provided that all the information is disclosed in a single location. However, an entity is prohibited from providing this information parenthetically on the face of the statement that reports net income, if it has items that are not reclassified in their entirety into net income. The guidance is effective for annual and interim reporting periods beginning after December 15, 2012. The adoption of this standard did not have a material impact on the financial statements of the Company.

Recently Issued Accounting Pronouncements

“Income Taxes (ASC Topic - 740): Presentation of an Unrecognized Tax Benefit when a Net Operating Loss Carry-forward, a Similar Tax Loss, or a Tax Credit Carry-forward Exists” (“ASU 2013-11”) was issued during July 2013. The FASB issued guidance on how to present an unrecognized tax benefit. The guidance is effective for annual periods beginning after December 15, 2013. Adoption of the accounting pronouncement does not have a material effect on these accompanying condensed interim financial statements.

On May 28, 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)”. The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance. The accounting standard is effective for annual reporting periods (including interim reporting periods within those periods) beginning after December 15, 2017. Early adoption is not permitted. The impact on the condensed interim financial statements of adopting ASU 2014-09 will be assessed by management.

On August 27, 2014, the FASB issued a new financial accounting standard on going concern, ASU No. 2014-15, “Presentation of Financial Statements – Going Concern (Sub-Topic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” The standard provides guidance about management’s responsibility to evaluate whether there is a substantial doubt about the organization’s ability to continue as a going concern. The amendments in this Update apply to all companies. They become effective in the annual period ending after December 15, 2016, with early application permitted. The impact on the condensed interim financial statements of adopting ASU 2014-15 will be assessed by management.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying condensed interim financial statements.

Results of Operations

From our inception on March 24, 2011 through to December 31, 2014, we have generated a deficit of $5,053,982. We expect to incur additional operating losses during the fiscal year ending December 31, 2015 and beyond, principally as a result of our continuing anticipated research and development costs and due to anticipated initial limited sales of the ARKE, our planned first product. When we approach final stages of the anticipated commercialization of the ARKE, we will have to devote and expect to continue to devote significant resources in the areas of capital expenditures and research and development costs.

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Fiscal Year Ended March 31, 2014 Compared To Fiscal Year Ended March 31, 2013

Operating Expenses

Total operating expenses for the fiscal year ended March 31, 2014 were $1,451,769 ($1,947,040 before offsetting other income) compared to $937,059 ($1,243,509 before offsetting other income) for the fiscal year ended March 31, 2013, as further described below.

For the fiscal year ended March 31, 2014, we incurred research and development expenses of $937,426, compared to research and development expenses of $637,661 for the fiscal year ended March 31, 2013. The $299,765 increase in research and development expenses relate primarily to hiring additional members of our research and development team as well as accelerating our research and development activities as we approach the commercialization of our products.

For the fiscal year ended March 31, 2014, we incurred professional and consulting fees of $574,875, compared to professional and consulting fees of $250,943 for the fiscal year ended March 31, 2013. The $323,932 increase in professional and consulting fees relate primarily to an increase in consulting and legal costs.

For the fiscal year ended March 31, 2014, we incurred general and administrative expenses of $302,353, compared to general and administrative expenses of $345,293 for the fiscal year ended March 31, 2013.

For the fiscal year ended March 31, 2014, we incurred interest expenses of $28,629 and imputed interest expenses of $101,985, compared to interest expenses of $0 and imputed interest expenses of $7,282 for the fiscal year ended March 31, 2013. The $28,629 increase in interest expenses relates primarily to interest on loans from non-related parties and the $94,703 increase in imputed interest expenses relates primarily to accretion of the full amount of discount of $98,046 as imputed interest on a secured, interest bearing loan that was repaid on November 15, 2013.

Other Expenses

For the year ended March 31, 2014, we incurred a foreign exchange gain of $18,284 compared to a gain of $23,013 for the year ended March 31, 2013. The gain resulted from the translation of currency in the financial statements from the Company’s functional currency of Canadian dollars to the reporting currency in U.S. dollars.

Other Income

For the fiscal year ended March 31, 2014, we have accrued for other income of $495,271 relating to our anticipated claim for SR&ED credits from the Government of Canada and Industrial Research Assistance Program grants, compared to other income of $306,450 for the fiscal year ended March 31, 2013 relating primarily to SR&ED credits received.

Comprehensive Loss

Comprehensive loss for the fiscal year ended March 31, 2014 amounted to $1,433,485, resulting in a loss per share of $0.12, compared to $914,046 for the fiscal year ended March 31, 2013, resulting in a loss per share of $0.09. The increase in the comprehensive loss from the fiscal year ended March 31, 2013 to the fiscal year ended March 31, 2014 is primarily due to larger research staff.

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Three and Nine-month period ended December 31, 2014 and 2013

Total operating expenses for the nine-month period ended December 31, 2014 were $2,464,747 compared to $1,428,555 for the nine-month period ended December 31, 2013. Total operating expenses for the quarter ended December 31, 2014 were $677,783 compared to $472,181 for the quarter ended December 31, 2013, as further described below.

For the nine-month period ended December 31, 2014, we incurred research and development expenses of $1,178,837 compared to research and development expenses of $747,502 for the nine-month period ended December 31, 2013. For the quarter ended December 31, 2014 research and development expenses were $372,362 compared to research and development costs of $249,129 for the three-month period ended December 31 2013. The increase in research and development expenses in 2014 over 2013 relate primarily to hiring additional members of our research and development team as we accelerate our research and development activities to commercialize our first product.

For the nine months ended December 31, 2014, we incurred professional and consulting fees of $601,491 compared to the $407,941 for the nine months ended December 31, 2013. For the quarter ended December 31, 2014, we incurred $120,846 of professional and consulting fees compared to $146,506 for the quarter ended December 31, 2013. The increase in professional and consulting fees in the nine months relate primarily to an increase in consulting and legal costs, including to prepare Bionik Canada for a going public transaction.

For the nine months ended December 31, 2014, we incurred general and administrative expenses of $549,947, compared to general and administrative expenses of $205,248 for the nine months ended December 31 2013. For the quarter ended December 31, 2014 we incurred $173,959 of general and administrative expenses compared to $71,402 for the quarter ended December 31, 2013. The increase in general and administrative expenses relate to higher rent due to relocation needed to accommodate larger staff and an increase in travel and administrative costs as the company grows. In 2013, the Company was located in a University incubator where rent was significantly below market value.

Other Expenses

For the nine months ended December 31, 2014, we incurred interest expenses of $6,212 compared to interest expenses of $10,868. Imputed interest expense was $27,677 for the nine month period ended December 31, 2014 compared to the $55,647 for the nine months ended December 31, 2013 related to loans that have now been repaid. For the quarter ended December 31, 2014, we incurred interest expense of $868 and for the quarter ended December 31, 2013 interest expense was $4,699. The imputed interest expenses relates to accretion of the full amount of discount as imputed interest on a secured, interest bearing loan that was repaid on May, 2014 and November, 2013.

For the nine months ended December 31, 2014, we recorded a foreign exchange loss of $24,390 compared to $553 for the nine months ended December 31, 2013. For the quarter ended December 31, 2014, we incurred a foreign exchange loss of $10,635 compared to a foreign exchange loss of $84 recorded in the quarter ended December 31, 2013. The increase in foreign exchange loss resulted from the translation of currency in the financial statements from the Company’s functional currency of Canadian dollars to the reporting currency in U.S. dollars.

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For the nine months ended December 31, 2014, we have other income of $46,026 relating to additional revenue from our claim for SR&ED credits from the Government of Canada and Industrial Research Assistance Program grants, which were received in November 2014 compared to no other income for the nine-month period ended December 31, 2013.

Comprehensive Loss

For the nine months ended December 31, 2014, the comprehensive loss amounted to $2,489,137, resulting in a loss per share of $0.16, compared to a comprehensive loss of $1,429,108 for the nine months ended December 31, 2013, resulting in a loss per share of $0.12. For the quarter ended December 31, 2014, we recorded a comprehensive loss of $688,418 and a loss per share of $0.04 compared to a comprehensive loss of $472,265 and loss per share of $0.04 for the quarter ended December 31, 2013.

The increase in the comprehensive loss from the fiscal period ended March 31, 2013 to the fiscal period ended December 31, 2014 was a result of the increased expenses described above.

Liquidity and Capital Resources

We are a development stage company and have not yet realized any revenues from our planned operations. We have a working capital deficit of $128,361 at December 31, 2014 ($781,378 at March 31, 2014) and have incurred a deficit of $5,053,982 from inception (March 24, 2011) to December 31, 2014 ($2,589,235 to March 31, 2014). We have funded operations through the issuance of capital stock, loans, grants and investment tax credits received from the Government of Canada. During the year ended March 31, 2013, we raised net cash of $1,393,551 by issuance of common shares. During the fiscal year ended March 31, 2014, we raised net cash of $147,837 through the issuance of common shares.

In April 2014, we raised additional funds through a private placement of $2,616,062 and issued 3,752,504 common shares, including debt settlements. In addition, we raised $228,875 from the exercise of an option to purchase shares and issued 416,667 common shares.

In addition, we have received a MITACS grant to fund 3 post doctorial fellows at a net cost to us of CND$72,000 per annum, and grants to fund clinical research and trials. We expect to be able to continue to access government funding in the future.

As we proceed with the ARKE product development we have devoted and expect to continue to devote significant resources in the areas of capital expenditures and research and development costs and operations, marketing and sales expenditures.

We may require additional funds to further develop our business plan, including the anticipated commercialization of the ARKE. Based on our current operating plans, we will require additional resources to introduce the ARKE into the home market. Since it is impossible to predict with certainty the timing and amount of funds required to launch the ARKE in any other markets or any of our other proposed products, we anticipate that we will need to raise additional funds through equity or debt offerings or otherwise in order to meet our expected future liquidity requirements. Any such financing that we undertake will likely be dilutive to existing stockholders.

In addition, we expect to also need additional funds to respond to business opportunities and challenges, including our ongoing operating expenses, protecting our intellectual property, satisfying debt payment obligations, developing new lines of business and enhancing our operating infrastructure. While we may need to seek additional funding for such purposes, we may not be able to obtain financing on acceptable terms, or at all. In addition, the terms of our financings may be dilutive to, or otherwise adversely affect, holders of our common stock. We may also seek additional funds through arrangements with collaborators or other third parties. We may not be able to negotiate any such arrangements on acceptable terms, if at all. If we are unable to obtain additional funding on a timely basis, we may be required to curtail or terminate some or all of its product lines.

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At December 31, 2014, we had total assets of $413,971, consisting of cash and cash equivalents of $209,933, prepaid and other receivables of $81,130 and due from related parties of $44,986 and Equipment of $77,922.

As of the Acquisition Transaction, we expect that we will have sufficient funds to continue operations for at least the next 12 months.

Loans from Non-Related Parties

During fiscal 2014, the Company received loans from non-related parties of $772,146 due to loans payable to various private lenders. All non-related loans were repaid or converted into common shares before December 31, 2014.

Net Cash Used in Operating Activities

For the fiscal year ended March 31, 2014, we used cash in operating activities of $1,346,090 compared to $1,077,901 for the fiscal year ended March 31, 2013. The increase of $268,189 is mainly attributable to increased business operations to commercialize the Company’s products.

For the nine months ended December 31 2014, we used cash in operating activities of $1,639,478 compared to $791,130 for the nine months ended December 31, 2013. The increase is mainly attributable to the increase in the net loss in 2014 over 2013.

Net Cash Provided by Investing Activities

For the fiscal year ended March 31, 2014, net cash of $0 and for the fiscal year ended March 31, 2013, net cash of $8,695, respectively, was used for the acquisition of equipment.

For the nine months ended December 30 2014, net cash provided by investing activities was $109,316 compared to $4,557 for the nine months ended December 31, 2013. The increase of is mainly attributable to the addition of computers, software and machinery and tools to support research and development activities.

Net Cash Used in Financing Activities

Net cash provided by financing activities was $1,142,984 for the fiscal year ended March 31, 2014 compared to $1,275,605 for the fiscal year ended March 31, 2013. The change in proceeds were attributable to the decreased proceeds from issuance of shares by $1,245,714, an increase in proceeds from loans from $0 to $810,553, and an increase in proceeds from amounts due to related parties by $302,540.

For the nine months ended December 31, 2014, net cash provided by financing activities was $2,000,287 compared to $662,477 for the nine months ended December 31, 2013. The increase is mainly attributable to the capital raise in the spring of 2014 less debt repayment being larger than then the capital raise and loan proceeds provided in the nine months ended December 31, 2013.

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Off Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of our Common Stock as of February 26, 2015 held by (i) each person known to us to be the beneficial owner of more than five percent (5%) of our Common Stock; (ii) each director and director nominee; (iii) each executive officer; and (iv) all directors, director nominees and executive officers as a group. The following table assumes that our two existing directors as of the Acquisition Transaction resigned as of the 14F Date.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options and warrants currently exercisable or which may become exercisable within 60 days of February 26, 2015 are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them.

The percentages below assume the exchange by all of the holders of Exchangeable Shares of Bionik Canada for an equal number of shares of our Common Stock in accordance with the terms of the Exchangeable Shares. Unless otherwise indicated, the address of each beneficial holder of our Common Stock is our corporate address.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	% of Shares of Common Stock Beneficially Owned

Peter Bloch (1)	6,219,520	9.76%
Michal Prywata (1)(2)	7,707,112	12.09%
Thiago Caires (1)(3)	7,707,112	12.09%
Olivier Archambaud (1)	6,581,630	10.33%
Leslie N. Markow (1)(4)	47,187	*
Robert Hariri (5)	145,971	*
Austin Kibler (6)	50,000	*
All directors, director appointees and executive officers as a group (6 persons)	21,876,902	34.29%

__________

* Less than 1%

(1)	Such shares will initially be held as Exchangeable Shares for tax purposes. The Exchangeable Shares have the following attributes, among others:
•	Be, as nearly as practicable, the economic equivalent of the Common Stock as of the consummation of the Acquisition Transaction;
•	Have dividend entitlements and other attributes corresponding to the Common Stock;
•	Be exchangeable, at each holder’s option, for Common Stock; and

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•	Upon the direction of our board of directors, be exchanged for Common Stock on the 10 year anniversary of the First Closing, subject to applicable law, unless exchanged earlier upon the occurrence of certain events.

The holders of the Exchangeable Shares, through The Special Voting Preferred Stock, will have voting rights and other attributes corresponding to the Common Stock.

(2)	Does not include approximately 160,000 Exchangeable Shares issued or expected to be issued to Mr. Prywata effective as of the closing of the Acquisition Transaction. See “Certain Relationships and Related Transactions.”
(3)	Does not include approximately 160,000 Exchangeable Shares issued or expected to be issued to Mr. Caires effective as of the closing of the Acquisition Transaction. See “Certain Relationships and Related Transactions.”
(4)	Represents options to acquire 47,187 shares of our common stock.
(5)	Includes options to acquire 20,971 shares of our common stock

(6)	These shares are owned by AAK Ventures, LLC of which Mr. Kibler has sole voting and investment power.

DIRECTORS AND EXECUTIVE OFFICERS

Effective as of the closing of the Acquisition Transaction, Austin Kibler resigned as Chief Executive Officer and was appointed Senior Vice President and Peter Bloch and Michal Prywata were appointed as directors of the Company to fill the vacancies created by an increase of our Board of Directors from two to four members. Effective as of the expiration of the ten day period following the mailing of the information statement required by Rule 14f-1 under the Exchange Act, expected to be on or about March 4, 2015, Thiago Caires and Robert Hariri were appointed to our Board of Directors and Messrs. Kibler and Brian Ray resigned as directors. In addition, our Board of Directors appointed Peter Bloch to serve as our Chief Executive Officer, and Chairman of the Board of Directors, Michael Prywata to serve as our Chief Operating Officer, Thiago Caires to serve as our Chief Technology Officer and Leslie N. Markow to serve as our Chief Financial Officer, effective immediately upon the closing of the Acquisition Transaction. It is expected that Mr. Kibler will remain as a Senior Vice President at the Company only until the filing of the Company’s next Annual Report on Form 10-K with respect to the fiscal year ended December 31, 2014 at which time he will resign from this position with the Company.

Name	Age	Position
Peter Bloch	55	Chief Executive Officer and Chairman of the Board of Directors
Michal Prywata	23	Chief Operating Officer and Director
Thiago Caires	26	Chief Technology Officer and Director
Leslie N. Markow	54	Chief Financial Officer
Robert Hariri	55	Director
Austin Kibler	30	Senior Vice President

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Peter Bloch: Chief Executive Officer and Chairman of the Board of Directors. Mr. Bloch has served as the Company’s Chief Executive Officer since April 2013 and as Chairman of the Board of Directors since February 2014. From April 2012 to April 2013, Mr. Bloch served as our Chief Financial Officer. Mr. Bloch is a CPA, CA with a track record of building both public and private technology companies, mainly in the life sciences industry. Mr. Bloch currently serves as a Director of HB Agri Products Inc. since February 2014. From January 2008 to February 2009, Mr. Bloch served as the Chief Financial Officer of Just Energy, a public electricity and gas company. Since December 2011, Mr. Bloch has also served as a Director for Walmer Capital Corp. His past 25 years of executive management experience includes serving as Chief Financial Officer and joint interim CEO of Sanofi Canada Inc., the Canadian affiliate of Sanofi, a global healthcare leader; Chief Financial Officer of Intellivax Inc., a biotechnology company which was sold to GlaxoSmithKline for $1.75 billion; founder of Tribute Pharmaceuticals, a specialty pharmaceutical company; and Chief Financial Officer of Gennum Corporation, a public semiconductor company focused on the TV and medical device market. These companies have ranged in size from start-ups to companies with revenues of over $2 billion. In these roles, Mr. Bloch has secured significant funding for both private and public companies, gained experience with initial public offerings and led a number of acquisitions and partnership transactions.

We believe Mr. Bloch is qualified to serve as Chairman of the Board of Directors due to his public service experience, experience in the biotechnology and pharmaceuticals industries and his business contacts.

Michal Prywata: Chief Operating Officer and Director. Mr. Prywata is the co-founder of Bionik Canada and has served as our Chief Operating Officer since April 2013 and as a Director since March 2011. Mr. Prywata previously served as our Chief Executive Officer from March 2011 to April 2013. Mr. Prywata studied biomedical engineering at Ryerson University with a focus on electronics and software development for medical products. He has a track record of winning technology showcases and inventing technologies that address significant unmet needs and untapped markets. He has spent the past 5 years with Bionik Canada, managing technological advancements, managing day-to-day operations, and developing concepts into products. In addition, Mr. Prywata, together with Mr. Caires, was responsible for raising and securing initial seed capital – subsequent capital raises were done together with Mr. Bloch. Mr. Prywata is the co-inventor of all current intellectual property of the Company.

Mr. Prywata serves as a member of the Board of Directors due to his being a founder of the Company and his current executive position with the Company. We also believe that Mr. Prywata is qualified due to his experience in the medical device industry.

Thiago Caires: Chief Technology Officer and Director Elect. Mr. Caires is the co-founder of Bionik Canada and has served as its chief technical officer since May 2013. He was its President from March 2011 to April 2013, at which time he was appointed Chief Technology Officer. He started his engineering training in Mechatronics at PUC University, Rio de Janeiro, Brazil. Mr. Caires moved to Canada to attend Centennial College where he studied automation and robotics with a focus on robotics and CIM (computer integrated manufacturing). After Centennial College he attended Ryerson University for biomedical engineering where his major focus was on prosthetics. He has a track record of winning technology showcases and inventing technologies that address significant unmet needs and untapped markets. While at Bionik Canada, Mr. Caires was responsible for managing technological advancements and creating the clinical trials strategy for the approvals of its first product. In addition, Mr. Caires, together with Mr. Prywata, was responsible for raising and securing initial seed capital - subsequent capital raises were done together with Mr. Bloch. Mr. Caires is the co-inventor of all of current intellectual property of the Company.

Mr. Caires serves as a member-elect of the Board of Directors due to his being a founder of the Company and his current executive position with the Company. We also believe that Mr. Caires is qualified due to his experience in the medical device industry.

Leslie N. Markow: Chief Financial Officer. Ms. Markow has served as the Company’s part-time Chief Financial Officer since September 2014. She is a CPA CA in Canada, a US CPA (Illinois) and Chartered Director. From 2002 to 2004 and since 2010, Ms. Markow has provided outsourced CFO, controller and financial services on a part-time basis to numerous public and private companies. In addition, in 2012-2013, Ms. Markow was the Chief Financial Officer of Stewardship Ontario, a supply chain operator of Blue Box and Orange Drop Programs for industry in the Province of Ontario. In 2010-2012, Ms. Markow was the Chief Financial Officer of Blue Ocean NutraSciences Inc. (formerly Solutions4CO2 Inc.), a public CO2 solution industrial company. From 2004 to 2010, Ms. Markow was the Director of Client Service for Resources Global Professionals, a Nasdaq-listed global consulting firm. From 1991-2002, she held various positions at SunOpta Inc. a TSX-Nasdaq listed company, which at that time was an industrial technology manufacturer, including as Chief Administrative Officer, Vice-President Regulatory Reporting & Compliance, Chief Financial Officer and Vice-President–Finance and Controller. Ms. Markow started her career in 1983 with predecessors of PricewaterhouseCoopers, ultimately holding a position as Senior Audit Manager in 1991 when she moved to SunOpta Inc. Ms. Markow is a member of the Board of Directors and Chairperson of the Audit Committee of Jemtec Inc., a Canadian public company that sells monitoring hardware and software. She also is a member of Financial Executives Canada, where she is a past National Board Director, Toronto Board Director, Toronto Chapter President and the winner of the Toronto Leadership Award, and is a faculty member of The Directors College, which is a joint venture of McMaster University and The Conference Board of Canada.

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Dr. Robert Hariri: Director Elect. Dr. Robert (Bob) Hariri is a surgeon, biomedical scientist and highly successful serial entrepreneur in two technology sectors: biomedicine and aerospace. The Chairman, Founder, Chief Scientific Officer, and former Chief Executive Officer of Celgene Cellular Therapeutics, one of the world’s largest human cellular therapeutics companies, Dr. Hariri has pioneered the use of stem cells to treat a range of life threatening diseases and has made transformative contributions in the field of tissue engineering.

His activities and experience includes academic neurosurgeon at Cornell, businessman, military surgeon and aviator and aerospace innovator. Dr. Hariri has over 90 issued and pending patents, has authored over 100 published chapters, articles and abstracts and is most recognized for his discovery of pluripotent stem cells from the placenta and as a member of the team which discovered the physiological activities of TNF (tumor necrosis factor).

Dr. Hariri was recipient of the Thomas Alva Edison Award in 2007 and 2011, The Fred J. Epstein Lifetime Achievement Award and has received numerous other honours for his many contributions to biomedicine and aviation.

Dr. Hariri also serves on numerous Boards of Directors including Myos Corporation and Provista Diagnostics. Dr. Hariri is an Adjunct Associate Professor of Pathology at the Mount Sinai School of Medicine and a member of the Board of Visitors of the Columbia University School of Engineering & Applied Sciences and the Science & Technology Council of the College of Physicians and Surgeons, and is a member of the scientific advisory board for the Archon X PRIZE for Genomics, which is awarded by the X PRIZE Foundation. Dr. Hariri is also a Trustee of the Liberty Science Center and has been appointed Commissioner of Cancer Research by New Jersey Governor Chris Christie. Dr. Hariri is also a member of the Board of Trustees of the J. Craig Venter Institute.

A jet-rated commercial pilot with thousands of hours of flight time in over 60 different military and civilian aircraft, Dr. Hariri has also produced several feature films as well as documentaries on global societal issues.

We believe Dr. Hariri is qualified to serve as a Director due to his public service experience, experience in the biotechnology and pharmaceuticals industries and his business contacts.

Austin Kibler: Senior Vice President. Mr. Kibler previously served as our Chief Executive officer and a member of the Board from March 2013. Upon the effectiveness of the Acquisition Transaction, Mr. Kibler resigned as Chief Executive Officer and was appointed to serve as Senior Vice President of the Company. Furthermore, he will resign as a director 10 days after the mailing of the Schedule 14-F. Mr. Kibler currently serves as the founder and sole member of Crown A Excavating LLC, a Pennsylvania limited liability company.

There are no family relationships among any of our current or proposed officers and directors.

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EXECUTIVE COMPENSATION

The following table sets forth information regarding each element of compensation that was paid or awarded to the named executive officers of Bionik Canada for the fiscal years ended March 31, 2014 and March 31, 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Peter Bloch(1)
Chief Executive Officer	2014	-	-	-	-	-	169,996	169.996
	2013	-	-	-	-	-	73,424	73,424
Michal Prywata
Chief Operating Officer	2014	157,650	-	-	-	-	-	157,650
	2013	51,362	-	-	-	-	-	51,362
Thiago Caires
Chief Technology Officer	2014	157,650	-	-	-	-	-	157,650
	2013	51,362	-	-	-	-	-	51,362
Leslie N. Markow (2)
Chief Financial Officer	2014	-	-	-	-	-	-	-
	2013	-	-	-	-	-	-	-

 __________

(1) Mr. Bloch was a consultant to Bionik Canada until August 2014. His consulting income is reflected under All Other Compensation in the table.

(2) Ms. Markow was hired by Bionik Canada on September 3, 2014.

Mr. Kibler has not received any compensation for his services prior to the First Closing and the Acquisition Transaction.

Outstanding Equity Awards at Fiscal Year-End

Subsequent to March 31, 2014, Bionik Canada granted options to purchase an aggregate of 990,914 shares of common stock (which are adjusted to account for the Acquisition Transaction and through Exchangeable Shares) to each of Mr. Bloch, Mr. Caires and Mr. Prywata, which options vest on May 27, 2015 and have an exercise price per share of $0.23. On February 17, 2015, Dr. Hariri was granted post acquisition adjusted 62,915 options exercisable at $0.23 and Leslie N. Markow was granted post acquisition adjusted 141,559 options exercisable at $0.23, of which one-third vested immediately and the remaining two-thirds vest over the next two years on the anniversary of the grant.

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Employment Agreements

Peter Bloch

Bionik Canada entered into an employment agreement with Peter Bloch on July 7, 2014, to serve as our Chief Executive Officer, on an indefinite basis subject to the termination provisions described in the agreement. Pursuant to the terms of the agreement, Mr. Bloch receives an annual base salary of CDN$200,000.00, payable semi-monthly in arrears. The salary will increase to US$275,000 per annum upon the closing of the Acquisition Transaction. The salary will be reviewed on an annual basis to determine potential increases based on Mr. Bloch’s performance and that of the Company. Mr. Bloch would also be entitled to receive a target annual cash bonus of 50% of base salary. Mr. Bloch would also be entitled to the vesting of a grant of 990,914 options at $0.23 on May 27, 2015 and he will be eligible for grants of additional options in an amount to be determined at the price of the Acquisition Transaction, upon the closing of the Acquisition Transaction, to vest over three years in equal annual installments.

In the event Mr. Bloch’s employment is terminated as a result of death, Mr. Bloch’s estate would be entitled to receive the annual salary and a portion of the annual bonus earned up to the date of death. In addition, all vested options and warrants as of the date of death would continue in full force and effect, subject to the terms and conditions of the plan.

In the event Mr. Bloch’s employment is terminated as a result of disability, Mr. Bloch would be entitled to receive the annual salary, benefits, a portion of the annual bonus earned up to the date of disability and expenses incurred up to the date of termination.

In the event Mr. Bloch’s employment is terminated by us for cause, Mr. Bloch would be entitled to receive his annual salary, benefits and expenses incurred up to the date of termination.

In the event Mr. Bloch’s employment is terminated by us without cause, he would be entitled to receive 12 months’ pay (salary and bonus) and full benefits, plus one month for each year of service. Furthermore, Mr. Bloch will have six months after termination to exercise all vested options in accordance with the terms of the plan. All unvested options would immediately forfeit upon such notice of termination.

The agreement contains customary non-competition and non-solicitation provisions pursuant to which Mr. Bloch agrees not to compete and solicit with the Company. Mr. Bloch also agreed to customary terms regarding confidentiality and ownership of intellectual property.

Michal Prywata

Bionik Canada entered into an employment agreement with Michal Prywata on July 7, 2014, to serve as our Chief Operating Officer, on an indefinite basis subject to the termination provisions described in the agreement. Pursuant to the terms of the agreement, Mr. Prywata receives an annual base salary of CDN$180,000, payable semi-monthly in arrears. The salary will increase to US$210,000 per annum upon the closing of the Acquisition Transaction. The salary will be reviewed on an annual basis to determine potential increases based on Mr. Prywata’s performance and that of the Company. Mr. Prywata would also be entitled to receive a target annual cash bonus of 30% of base salary, and the vesting of a grant of 990,914 options at $0.23 on May 27, 2015 and he will be eligible for grants of additional options in an amount to be determined at the price of the Acquisition Transaction, upon the closing of the Acquisition Transaction, to vest over three years in equal annual installments. Mr. Prywata is further entitled to a cash and option bonus based on a per patent creation basis, as determined by the Board of Directors.

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In the event Mr. Prywata’s employment is terminated as a result of death, Mr. Prywata’s estate would be entitled to receive the annual salary and a portion of the annual bonus earned up to the date of death.. In addition, all vested options and warrants as of the date of death would continue in full force and effect, subject to the terms and conditions of the plan.

In the event Mr. Prywata’s employment is terminated as a result of disability, Mr. Prywata would be entitled to receive the annual salary, benefits, a portion of the annual bonus earned up to the date of disability and expenses incurred up to the date of termination.

In the event Mr. Prywata’s employment is terminated by us for cause, Mr. Prywata would be entitled to receive his annual salary, benefits and expenses incurred up to the date of termination.

In the event Mr. Prywata’s employment is terminated by us without cause, he would be entitled to receive 12 months’ pay and full benefits, plus one month for each year of service. Furthermore, Mr. Prywata will have six months after termination to exercise all vested options in accordance with the terms of the plan. All unvested options would immediately forfeit upon such notice of termination.

The agreement contains customary non-competition and non-solicitation provisions pursuant to which Mr. Prywata agrees not to compete and solicit with the Company. Mr. Prywata also agreed to customary terms regarding confidentiality and ownership of intellectual property.

Thiago Caires

Bionik Canada entered into an employment agreement with Thiago Caires on July 7, 2014, to serve as our Chief Technology Officer, on an indefinite basis subject to the termination provisions described in the agreement. Pursuant to the terms of the agreement, Mr. Caires receives an annual base salary of CDN$180,000, payable semi-monthly in arrears. The salary will increase to US$210,000 per month upon the closing of the Acquisition Transaction. The salary will be reviewed on an annual basis to determine potential increases based on Mr. Caires’s performance and that of the Company. Mr. Caires would also be entitled to receive a target annual cash bonus of 30% of base salary, and the vesting of a grant of 990,914 options at $0.23 at May 27, 2015 and he will be eligible for grants of additional options in an amount to be determined at the price of the Acquisition Transaction, upon the closing of the Acquisition Transaction, to vest over three years in equal annual installments. Mr. Caires is further entitled to a cash and option bonus based on a per patent creation basis, as determined by the Board of Directors.

In the event Mr. Caires’s employment is terminated as a result of death, Mr. Caires’s estate would be entitled to receive the annual salary and a portion of the annual bonus earned up to the date of death.. In addition, all vested options and warrants as of the date of death would continue in full force and effect, subject to the terms and conditions of the plan.

In the event Mr. Caires’s employment is terminated as a result of disability, Mr. Caires would be entitled to receive the annual salary, benefits, a portion of the annual bonus earned up to the date of disability and expenses incurred up to the date of termination.

In the event Mr. Caires’s employment is terminated by us for cause, Mr. Caires would be entitled to receive his annual salary, benefits and expenses incurred up to the date of termination.

In the event Mr. Caires’s employment is terminated by us without cause, he would be entitled to receive 12 months’ pay and full benefits, plus one month for each year of service. Furthermore, Mr. Caires will have six months after termination to exercise all vested options in accordance with the terms of the plan. All unvested options would immediately forfeit upon such notice of termination.

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The agreement contains customary non-competition and non-solicitation provisions pursuant to which Mr. Caires agrees not to compete and solicit with the Company. Mr. Caires also agreed to customary terms regarding confidentiality and ownership of intellectual property.

Leslie N. Markow

Bionik Canada entered into an employment agreement with Leslie Markow on September 3, 2014 to serve as our Chief Financial Officer, on a part-time basis for on an indefinite basis subject to the termination provisions described in the agreement. The Company plans to renegotiate certain terms of the agreement with Ms. Markow Pursuant to the terms of the agreement, Ms. Markow receives an annual base salary of CDN$96,000 payable semi-monthly in arrears. The salary will be reviewed on an annual basis to determine potential increases based on Ms. Markow’s performance and that of the Company. Ms. Markow would also be entitled to receive a target annual cash bonus of 30% of base salary, and a grant of options in an amount to be determined at the price of the Acquisition Transaction, upon the closing of the Acquisition Transaction, to vest over three years in equal annual installments.

In the event Ms. Markow’s employment is terminated as a result of death, Ms. Markow’s estate would be entitled to receive the annual salary and a portion of the annual bonus earned up to the date of death. In addition, all vested options and warrants as of the date of death would continue in full force and effect, subject to the terms and conditions of the plan.

In the event Ms. Markow’ employment is terminated as a result of disability, Ms. Markow would be entitled to receive the annual salary, benefits, a portion of the annual bonus earned up to the date of disability and expenses incurred up to the date of termination.

In the event Ms. Markow’s employment is terminated by us for cause, Ms. Markow would be entitled to receive her annual salary, benefits and expenses incurred up to the date of termination.

In the event Ms. Markow’s employment is terminated by us without cause, she would be entitled to receive no more than 9 months’ pay and full benefits. Furthermore Ms. Markow will have six months after termination to exercise all vested options in accordance with the terms of the plan. All unvested options would immediately forfeit upon such notice of termination.

The agreement contains customary non-competition and non-solicitation provisions pursuant to which Ms. Markow agrees not to compete and solicit with the Company. Ms. Markow also agreed to customary terms regarding confidentiality and ownership of intellectual property.

Corporate Governance

The business and affairs of the Company are managed under the direction of our Board of Directors, which following the expiration of the ten day period following the mailing of the information statement required by Rule 14f-1 under the Exchange Act, will be comprised of Peter Bloch, Michal Prywata, Thiago Caires and Robert Hariri.

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Term of Office

Directors are appointed to hold office until the next annual general meeting of stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board and hold office until removed by our Board.

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. Our bylaws provide that officers are appointed annually by our Board and each executive officer serves at the discretion of our Board.

Director Compensation

Our directors are reimbursed for expenses incurred by them in connection with attending board meetings, are eligible for stock option grants but they do not receive any other compensation for serving on the board at this time. We plan to compensate independent directors in the future.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship, which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•	The director is, or at any time during the past three years was, an employee of the company;

•	The director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•	A family member of the director is, or at any time during the past three years was, an executive officer of the company;

•	The director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•	The director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

•	The director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, Dr. Hariri is considered an independent director.

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Board Committees

Our board of directors does not currently have any committees, such as an audit committee or a compensation committee. However, the board of directors may establish such committees in the future. However, our board of directors will establish an audit committee and a compensation committee (and any other committees that are required) if the Company seeks to be listed on a national securities exchange.

Code of Business Conduct and Ethics Policy

We expect to adopt a Code of Business Conduct and Ethics that applies to, among other persons, our principal executive officers, principal financial officer, principal accounting officer or controller, and persons performing similar functions. Our Code of Business Conduct and Ethics when adopted will be available on our website www.bioniklabs.com.

Equity Compensation Plan Information

Shown below is information as of March 31, 2014 with respect to the common shares of Bionik Canada that may be issued under its equity compensation plans.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	-	-	931,333

Equity compensation plans not approved by security holders	-	-	-

Total	-	-	931,333

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS

AND CERTAIN CONTROL PERSONS

As of February 26, 2015, as part of the Acquisition Transaction and as contemplated by the SPA, the Company spun off Strategic Dental Alliance, Inc., a Colorado corporation, a wholly-owned subsidiary of the Company and, until the Acquisition Transaction, the holder of certain of the Company’s assets and liabilities, to Messrs. Brian Ray and John Lundgreen, former directors or officers of our Company (subject to the 14F Date).

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As of February 26, 2015, as part of the Acquisition Transaction and the resignation of Mr. Kibler as our Chief Executive Officer, we cancelled an aggregate of 90,207,241 shares of the Company’s common stock beneficially owned by AAK Ventures, LLC, which is controlled by Mr. Kibler.

In 2014, Olivier Archambaud, a former director of Bionik Canada, received payments and fees of CDN$233,000 for services rendered to Bionik with respect to a capital raise transaction, which he subsequently converted into 247,778 common shares of Bionik Canada at $0.81 ($0.90 CAD) per share. Subsequent to March 31, 2014, one advance amounting to $85,947 was settled by the issuance of 105,556 pre-transaction common shares to Mr. Archambaud.

As of December 31, 2014, we had aggregate advances repayable by Messrs. Prywata and Caires of $44,986 which bear interest at a prescribed rate of 1% and are repayable on demand in Canadian dollars.

At December 31, 2014, there was $4,220 (March 31, 2014- $16,235) owing to Peter Bloch and $5,930 (March 31, 2014 – Nil) owing to Thiago Caires and Michal Prywata for sums paid by them on behalf of Bionik Canada for certain of its expenses. Subsequent to December 31, 2014, all of such amounts have been repaid.

In connection with a CDN$250,000 loan obtained by Bionik Canada (which loan has been repaid), Bionik Canada agreed to transfer pre-transaction 83,574 common shares to the lenders. In addition, Messrs. Caires and Prywata also transferred 100,000 pre-transaction common shares to the loan holder and this will be reimbursed by the issuance of 320,000 exchangeable shares to Messrs. Caires and Prywata effective as of the date of the Acquisition Transaction.

In order to secure the initial funding of Bionik Canada and to attract key personnel, Messrs. Prywata and Caires, for the benefit of the company, transferred to treasury and to third party individuals an aggregate of 4,816,667 common shares of Bionik Canada beneficially owned by them as co-founders. As a result of the Exchangeable Share Transaction, such transferred shares would represent 15,152,077 Exchangeable Shares.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is be listed on OTC Pink marketplace, operated by OTC Markets Group under the symbol “DWTPD.” We have applied for and expect to change the symbol to “BNKL” upon FINRA approval. However, there is no active market for our Common Stock and there has been no material trading of our Common Stock.

Holders

As of the Closing Date, and after giving effect to the Acquisition Transaction, 63,735,750 shares of Common Stock were issued and outstanding, which were held by approximately 130 holders of record. Additionally, depending on any additional amounts that may still be raised in the Offering, up to 1,905,600 shares of our common stock are subject to forfeiture.

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Penny Stock

Our Common Stock is subject to provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock rule.” Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act. The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The Company is subject to the SEC’s penny stock rules.

Since the Common Stock will be deemed to be penny stock, trading in the shares of our common stock is subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors. “Accredited investors” are persons with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt the rules require the delivery, prior to the first transaction of a risk disclosure document, prepared by the SEC, relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in an account and information to the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealer to trade and/or maintain a market in our common stock and may affect the ability of the Company’s stockholders to sell their shares of common stock.

Stock Option and Incentive Plans

We adopted a new stock incentive plan (the “Stock Plan”) in September 2014 to attract and retain employees, directors and consultants. The Stock Plan is administered by our Board of Directors which may determine, among other things, the (a) terms and conditions of any option or stock purchase right granted, including the exercise price and the vesting schedule, (b) persons who are to receive options and stock purchase rights and (c) the number of shares to be subject to each option and stock purchase right. The Stock Plan may also be administered by a special committee, as determined by the Board of Directors.

The maximum aggregate number of shares of our Common Stock that may be issued under the Stock Plan is 10,800,000 shares of our common stock. The Stock Plan provides for the grant of (i) “incentive” options (qualified under section 422 of the Internal Revenue Code of 1986, as amended) to our employees and (ii) nonstatutory options and restricted stock to our employees, directors or consultants.

Dividends

We do not anticipate paying any cash dividends in the foreseeable future and we intend to retain all of our earnings, if any, to finance our growth and operations and to fund the expansion of our business. Payment of any dividends will be made in the discretion of our Board of Directors, after our taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion. No dividends may be declared or paid on our Common Stock, unless a dividend, payable in the same consideration or manner, is simultaneously declared or paid, as the case may be, on our shares of preferred stock, if any.

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RECENT SALES OF UNREGISTERED SECURITIES

Our Company has sold the following securities within the last three fiscal years on an unregistered basis:

On February 26, 2015, the Company sold 7,735,750 Units at a purchase price of $0.80 per Unit in a private placement offering. Each Unit consists of one share of Common Stock and a warrant to purchase one share of Common Stock at an initial exercise price of $1.40 per share (the “Warrant Shares”). The Common Stock and Warrants were sold to subscribers of the Offering pursuant to a Subscription Agreement. As a result of the Offering, after payment of placement agent fees and expenses but before the payment of other offering expenses such as legal and accounting expenses, we received net proceeds of approximately $5,383,734 at the First Closing, including the $500,000 in bridge loans we previously received that were taken into account as part of the Minimum Offering Amount.

The investors in participating in the Offering met the accredited investor definition of Rule 501 of the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the Units in the Offering were made in reliance on the exemption from registration afforded under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act. The Offering was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investor in connection with the offering. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 150,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. As of February 26, 2014 there were 63,735,750 shares of Common Stock issued and outstanding. Of the shares of Common Stock issued and outstanding, 57,735,750 of such shares are restricted shares under the Securities Act. There is currently one share of The Special Voting Preferred Stock issued and outstanding held by one holder of record, which is the Trustee in accordance with the terms of the Trust Agreement. None of these restricted shares are eligible for resale absent registration or an exemption from registration under the Securities Act. As of the date hereof, the exemption from registration provided by Rule 144 under the Securities Act is not available for these shares pursuant to Rule 144(i). Furthermore, up to 1,905,700 shares of our Common Stock are subject to forfeiture in the event we are unable to raise additional gross proceeds of $3,811,400 in the Offering.

Common Stock

Each holder of Common Stock will be entitled to one vote for each share of Common Stock held of record by such holder with respect to all matters to be voted on or consented to by our stockholders, except as may otherwise be required by applicable Delaware law. The stockholders will not have pre-emptive rights under our Certificate of Incorporation to acquire additional shares of Common Stock or other securities. The Common Stock will not be subject to redemption rights and will carry no subscription or conversion rights. In the event of liquidation of the Company, the stockholders will be entitled to share in corporate assets on a pro rata basis after the Company satisfies all liabilities and after provision is made for each class of capital stock having preference over the Common Stock (if any). Subject to the laws of the State of Delaware, if any, of the holders of any outstanding series of preferred stock, the Board of Directors will determine, in their discretion, to declare dividends advisable and payable to the holders of outstanding shares of Common Stock. Shares of our Common Stock are subject to transfer restrictions.

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Blank-Check Preferred Stock

The Company is currently authorized to issue up to 10,000,000 shares of blank check preferred stock, $0.001 par value per share, of which one share has currently been designated as The Special Voting Preferred Stock (as described below). The Board of Directors has the discretion to issue shares of preferred stock in series and, by filing a Preferred Stock Designation or similar instrument with the Delaware Secretary of State, to establish from time to time the number of shares to be included in each such series, and to fix the designation, power, preferences and rights of the shares of each such Series and the qualifications, limitations and restrictions thereof.

Special Voting Preferred Stock

The Board authorized the designation of a class of The Special Voting Preferred Stock, with the rights and preferences specified below. For purposes of deferring Canadian tax liabilities that would be incurred by certain of our shareholders, Bionik Canada and its shareholders have entered into a transaction pursuant to which the Bionik Canada shareholders, who would have otherwise received shares of common stock of the Company pursuant to the Acquisition Transaction, would receive instead newly issued shares of Bionik Canada that are exchangeable into shares of Common Stock at the same ratio as if the shareholders exchanged their common shares at the consummation of the Acquisition Transaction (the “Exchangeable Shares”). The right to vote the Common Stock equivalent of such Exchangeable Shares shall be conducted by the vote of The Special Voting Preferred Stock issued to the Trustee.

In that regard, the Company has designated one share of preferred stock as The Special Voting Preferred Stock with a par value of $0.001 per share. The rights and preferences of The Special Voting Preferred Stock consists of the following:

•	The right to vote in all circumstances in which the Common Stock have the right to vote, with the Common Stock as one class;

•	The Special Voting Preferred Stock entitles the holder (the Trustee) to an aggregate number of votes equal to the number of shares of Common Stock that are issuable to the holders of the outstanding Exchangeable Shares;

•	The holder of the Special Voting Preferred Stock (and, indirectly, the holders of the Exchangeable Shares) has the same rights as the holders of Common Stock as to notices, reports, financial statements and attendance at all stockholder meetings;

•	No entitlement to dividends;

•	The holder of the Special Voting Preferred Stock is entitled to a total sum of $1.00 upon windup, dissolution or liquidation of the Company; and

•	The Company may cancel The Special Voting Preferred Stock when there are no Exchangeable Shares outstanding and no option or other commitment of Bionik Canada, which could require Bionik Canada to issue more Exchangeable Shares.

As set forth above, the holders of the Exchangeable Shares, through The Special Voting Preferred Stock, have voting rights and other attributes corresponding to the Common Stock. The Exchangeable Shares provide an opportunity for Canadian resident holders of Bionik Canada securities to obtain a full deferral of taxable capital gains for Canadian federal income tax purposes in specified circumstances. Reference is made to the full text of the Certificate of Designations, a copy of which is filed as Exhibit 4.1 to this Form 8-K.

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Warrants

General Terms. The Warrants issued in connection with the Offering are exercisable for Common Stock at an initial exercise price equal to $1.40 per share. The exercise price and the number of securities issued upon exercise of the Warrants are subject to adjustment in certain cases described below under “Adjustments.”

Exercisability. The Warrants are exercisable on the date of the First Closing and may be exercised at any time prior to the fourth anniversary of the date of the First Closing. The Warrants may be exercised at any time in whole or in part at the applicable exercise price until expiration of the Warrants. No fractional shares will be issued upon the exercise of the Warrants.

Adjustments. The exercise price and the number of warrant shares purchasable upon the exercise of the Warrants are subject to “weighted average” adjustment for dilutive issuance as well as adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations and reclassifications of our capital stock. Additionally, an adjustment would be made in the case of a reclassification or exchange, consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving corporation) or sale of all or substantially all of the assets of the Company in order to enable holders of the Warrants to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares Common Stock that might otherwise have been purchased upon the exercise of the Warrants.

Cashless Exercise. The Warrants will not provide for a “cashless” exercise, provided that the Warrant Shares are registered pursuant to the Investor Registration Statement (as defined below).

Redemption. The Warrants may be redeemed by the Company if the VWAP (as defined in the Warrants) of the Common Stock is 200% of the exercise price or more for 20 consecutive trading days, provided there is an effective registration statement covering the Warrant Shares.

Warrant holder Not a Stockholder. The Warrants do not confer upon the holders thereof any voting, dividend or other rights as stockholders of the Company.

The Placement Agent Warrants

The Placement Agent conducting the Offering has been granted a warrant to purchase 10% of the shares of Common Stock sold in this Offering at an exercise price of $0.80 per share and will receive “piggy-back” and demand registration rights. The Placement Agent’s warrants will be immediately exercisable after the First Closing and will expire four years after the First Closing and will provide for a cashless exercise right. The Placement Agent’s Warrants are not callable and have a customary weighted average anti-dilution provision.

Registration Rights

We have agreed to register the shares of Common Stock and shares of Common Stock underlying the Warrants included in the Units by means of filing a registration statement (the “Investor Registration Statement”) with the SEC within 90 days of the First Closing, and applying our reasonable best efforts to have the Investor Registration Statement declared effective within 180 days after the First Closing and the Acquisition Transaction. We are under no obligation to register the Warrants.

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In addition, the Company has agreed to register the shares of Common Stock issuable upon the exchange of the Exchangeable Shares by means of filing a registration statement (the “Exchangeable Share Registration Statement”) with the SEC within 60 days following the effective date of the Investor Registration Statement, and applying our reasonable best efforts to have the Exchangeable Share Registration Statement declared effective as promptly as practicable after the filing thereof.

We will pay all costs and expenses incurred by us in complying with our obligations to file the registration statements as described above, except that the selling holders will be responsible for their shares of the attorney’s fees and expenses and any commissions or other compensation to selling agents and similar persons.

Indemnification of Directors and Officers

The Company is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (“DGCL”) states:

(a) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action arising by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper.

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Our Certificate of Incorporation and Bylaws provide that we shall indemnify our directors, officers, employees and agents to the full extent permitted by the DGCL, including in circumstances in which indemnification is otherwise discretionary under such law.

These indemnification provisions may be sufficiently broad to permit indemnification of our officers, directors and other corporate agents for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

We have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors or officers, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other business against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person’s fulfilling one of these capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under the provisions of the DGCL. We currently maintain and intend to maintain for the foreseeable future director and officer liability insurance on behalf of our directors and officers.

Changes in and Disagreements with Accountants

on Accounting and Financial Disclosures

We have not had any changes in, or disagreements with, our accountants since our inception.

Item 3.02	Unregistered Sales of Equity Securities

Reference is made to the disclosures set forth under Item 1.01 and Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant

Reference is made to the disclosures set forth under Item 1.01 and Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information contained in Item 2.01 of this Current Report on Form 8-K related to resignations and appointments of the registrant’s officers and directors and the compensation payable thereto is responsive to this Item 5.02 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 26, 2015, our Board of Directors adopted amended and restated By-Laws. A copy of the Amended and Restated By-Laws is annexed hereto as Exhibit 3(ii) and is incorporated by reference herein.

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Item 5.06	Change in Shell Company Status

Following the consummation of the Acquisition Transaction described in Item 1.01 and Item 2.01 of this Current Report on Form 8-K, we believe that we are not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.  In accordance with Item 9.01(a), Bionik Canada’s audited financial statements for and as of the fiscal years ended March 31, 2014 and 2013 and Bionik Canada’s reviewed financial statements for and as of the three and nine months ended December 31, 2014 are included following the signature page.

(b)          Pro forma financial information. See Exhibit 99.1

(c)          Shell Company Transactions. See (a) and (b) of this Item 9.01.

(d)          Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
3(i)	Amended and Restated Certificate of Incorporation dated February 20, 2015.

3(ii)	Amended and Restated By-Laws

4.1	Certificate of Designation of Preferences, Rights and Limitations of Special Voting Preferred Stock of Bionik Laboratories Corp.

4.2	Schedule A to Articles of Amendment of Bionik Laboratories Inc., relating to the Exchangeable Shares of Bionik Laboratories Inc.

4.3	Form of Warrant

10.1	Investment Agreement, dated February 26, 2015, among Bionik Laboratories Inc., Bionik Acquisition Inc. and Bionik Laboratories Corp.

10.2	Voting and Exchange Trust Agreement, made as of February 26, 2015, among Bionik Laboratories Corp., Bionik Laboratories, Inc. and Computershare Trust Company of Canada dated February 26,2015

10.3	Support Agreement, made as of February 26, 2015, among Bionik Laboratories Inc., Bionik Acquisition Inc. and Bionik Laboratories Corp.

10.4	Registration Rights Agreement, made as of February 26, 2015, by and between Bionik Laboratories Inc. and each of the several shareholders signatory thereto

10.5	Novation Agreement, dated as of February 26, 2015, between Bionik Laboratories Corp. and Bionik Laboratories Inc.

10.6	Spin-Off Agreement, dated as of February 26, 2015, by and among Bionik Laboratories Corp., and Brian E. Ray and Jon Lundgreen

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10.7	Assignment and Assumption Agreement, dated as of February 26, 2015, by and between Bionik Laboratories Corp. and Tungsten 74 LLC

10.8	Form of Subscription Agreement

10.9	Peter Bloch Employment Agreement

10.10	Michal Prywata Employment Agreement

10.11	Thiago Caires Employment Agreement

10.12	Leslie Markow’s Employment Agreement

10.13	Bionik Laboratories Corp. f/k/a Drywave Technologies, Inc. 2014 Equity Incentive Plan*

99.1	Pro forma unaudited consolidated financial statements as of March 31, 2014 and December 31, 2014.

*	Filed as Annex B to the Company’s Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on October 6, 2014, and incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 4, 2015

BIONIK LABORATORIES CORP.

By:	/s/ Peter Bloch
Peter Bloch
Chief Executive Officer

57

BIONIK LABORATORIES INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

For the years ended March 31, 2014 and 2013

(Amounts expressed in US Dollars)

Index

Page
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheets as at March 31, 2014 and 2013	F-3
Statements of Operations and Comprehensive Loss for the years ended March 31, 2014 and 2013 and cumulative period from March 24, 2011 (inception) to March 31, 2014	F-4
Statements of Changes in Stockholders’ Equity (Deficiency) for the years ended March 31, 2014 and 2013 and cumulative period from March 24, 2011 (inception) to March 31, 2014	F-5
Statements of Cash flows for the years ended March 31, 2014 and 2013 and cumulative period from March 24, 2011 (inception) to March 31, 2014	F-6
Notes to Financial Statements	F-7-F-20

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Bionik Laboratories Inc.

We have audited the accompanying balance sheets of Bionik Laboratories Inc. as of March 31, 2014 and 2013, and the related statements of operations, comprehensive loss, stockholders’ equity (deficiency), and cash flows for the years then ended and accumulated for the period from March 24, 2011 (inception) to March 31, 2014. These financial statements are the responsibility of Bionik Laboratories Inc.’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bionik Laboratories Inc. as of March 31, 2014 and 2013 and the results of its operations and its cash flows for the years then ended and accumulated for the period from March 24, 2011 (inception) to March 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1, the Company’s recurring losses from operations, working capital and shareholders’ deficiencies and negative cash flows from operations in addition to their dependency upon future financing raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Signed: “MNP LLP”

MNP LLP
Toronto, Canada
July 7, 2014

Accounting › Consulting › Tax 701 EVANS AVENUE, 8th FLOOR, Toronto ON, M9C 1A3 P: 416.626.6000 F: 416.626.8650 MNP.ca

F-2

Bionik Laboratories Inc.

(A DEVELOPMENT STAGE COMPANY)

Balance Sheets

(Amounts expressed in US Dollars)

	as at	as at
	March 31, 2014	March 31, 2013
	$	$
Assets
Current
Cash and cash equivalents	3,482	233,240
Prepaid expenses and other receivables (Note 3)	505,787	360,956
Subscription receivable	-	58,846
Due from related parties (Note 7)	-	28,240
Total Current Assets	509,269	681,282
Property and equipment (Note 4)	6,752	9,185
	516,021	690,467

Liabilities and Shareholders' Deficiency
Current liabilities
Accounts payable (Note 7)	120,751	88,637
Accrued liabilities (Note 7)	128,739	11,323
Convertible secured promissory note (Note 5)	119,112	118,685
Loans payable (Note 6)	772,146	-
Due to related parties (Note 7)	149,899	-
Total Liabilities	1,290,647	218,645
Shareholders' (Deficiency) Equity
Common shares, no par value, unlimited authorized, 11,641,667 common shares issued and outstanding (2013 - 11,475,000) (Note 8)	1,658,585	1,569,594
Contributed surplus	114,284	16,238
Deficit accumulated during the development stage	(2,589,235)	(1,137,466)
Accumulated other comprehensive income	41,740	23,456
Total Shareholders' (Deficiency) Equity	(774,626)	471,822
Total Liabilities and Shareholders' (Deficiency) Equity	516,021	690,467

Going Concern (Note 1)
Contingencies (Note 11)

Subsequent Events (Note 13)

Approved by the Board

“Peter Bloch”	Director

“Michal Prywata”	Director

The accompanying notes are an integral part of these financial statements

F-3

Bionik Laboratories Inc.

(A DEVELOPMENT STAGE COMPANY)

Statements of Operations and Comprehensive Loss

(Amounts expressed in US Dollars)

	Year ended March 31, 2014	Year ended March 31, 2013	Cumulative since Inception (March 24, 2011)
	$	$	$

Expenses
Research and development	937,426	637,661	1,842,295
Professional and consulting fees	574,875	250,943	817,345
General and administrative	302,353	345,293	664,952
Imputed interest expense (Notes 5 & 6)	101,985	7,282	112,453

Interest expense	28,629	-	29,487

Depreciation	1,772	2,330	4,819

Other income (Note 3)	(495,271)	(306,450)	(882,118)

	1,451,769	937,059	2,589,235

Net loss for the year	(1,451,769)	(937,059)	(2,589,235)

Foreign exchange translation adjustment for the year	18,284	23,013	443

Net loss and comprehensive loss for the year	(1,433,485)	(914,046)	(2,588,792)

Loss per share - basic and diluted (Note 2)	(0.12)	(0.09)

Weighted average number of shares outstanding	11,612,900	10,375,937

The accompanying notes are an integral part of these financial statements

F-4

Bionik Laboratories Inc.

(A DEVELOPMENT STAGE COMPANY)

Statements of Changes in Shareholders' Equity (Deficiency)

(Amounts expressed in US Dollars)

	Number of Common Shares	Common Shares $	Contributed Surplus $	Deficit $	Accumulated Other Comprehensive Income $	Total $
Balance, March 24, 2011 (Incorporation)	-	-	-	-	-	-
Issuance of common shares to founders for cash	7,750,000	2	-	-	-	2
Net loss for the period	-	-	-	(2)	-	(2)

Balance, March 31, 2011	7,750,000	2	-	(2)	-	-
Issuance of common shares to founders for cash	1,250,000	3	-	-	-	3
Issuance of convertible debt (note 5)	-	-	16,238	-	-	16,238
Net loss for the year	-	-	-	(200,405)	-	(200,405)
Foreign currency translation	-	-	-	-	443	443

Balance, March 31, 2012	9,000,000	5	16,238	(200,407)	443	(183,721)
Issuance of common shares for cash	2,525,000	1,486,980	-	-	-	1,486,980
Issuance of common shares for services	200,000	117,192	-	-	-	117,192
Share issue costs	-	(34,583)	-	-	-	(34,583)
Cancellation of common shares issued to Founders	(250,000)	-	-	-	-	-
Net loss for the year	-	-	-	(937,059)	-	(937,059)
Foreign currency translation	-	-	-	-	23,013	23,013

Balance, March 31, 2013	11,475,000	1,569,594	16,238	(1,137,466)	23,456	471,822

Issuance of common shares for cash	166,667	96,320	-	-	-	96,320
Share issue costs	-	(7,329)	-	-	-	(7,329)
Relative fair value of options issued and contributed capital from shareholders	-	-	98,046	-	-	98,046
Net loss for the year	-	-	-	(1,451,769)	-	(1,451,769)
Foreign currency translation	-	-	-	-	18,284	18,284

Balance, March 31, 2014	11,641,667	1,658,585	114,284	(2,589,235)	41,740	(774,626)

The accompanying notes are an integral part of these financial statements

F-5

Bionik Laboratories Inc.

(A DEVELOPMENT STAGE COMPANY)

Statements of Cash Flows

(Amounts expressed in US Dollars)

	Year ended March 31, 2014	Year ended March 31, 2013	Cumulative Since Inception (March 24, 2011)
	$	$	$
Operating activities
Net loss	(1,451,769)	(937,059)	(2,589,235)
Adjustment for items not affecting cash
Depreciation of property and equipment	1,772	2,330	4,819
Interest	19,223	-	20,081
Imputed interest	101,985	7,282	112,453
Shares issued for services	-	117,192	117,192
	(1,328,789)	(810,255)	(2,334,690)
Changes in non-cash working capital items
Prepaid expenses and other receivables	(182,783)	(281,604)	(551,183)
Accounts payable	41,261	25,195	131,588
Accrued liabilities	124,221	(11,238)	140,294
Net cash used in operating activities	(1,346,090)	(1,077,901)	(2,613,991)
Investing activities
Acquisition of property and equipment	-	(8,695)	(12,199)
Net cash used in investing activities	-	(8,695)	(12,199)
Financing activities
Proceeds from issuance of shares, net of issue costs	147,837	1,393,551	1,658,585
Proceeds from loans payable	810,553	-	810,553
Proceeds from (repayment of) amounts due to related parties	184,594	(117,946)	163,353

Net cash provided by financing activities	1,142,984	1,275,605	2,632,491
Effects of foreign currency exchange rate changes	(26,652)	29,288	(2,819)

Net (decrease) increase in cash and cash equivalents for the year	(229,758)	218,297	3,482
Cash and cash equivalents, beginning of year	233,240	14,943	-

Cash and cash equivalents, end of year	3,482	233,240	3,482
Supplemental information:

Income tax paid	-	-	-
Interest paid	9,406	-	9,406

The accompanying notes are an integral part of these financial statements

F-6

BIONIK LABORATORIES INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

For the years ended March 31, 2014 and 2013

(Amounts expressed in U.S. Dollars)

1.	NATURE OF OPERATIONS AND GOING CONCERN

The Company and its Operations

Bionik Laboratories Inc. (the “Company” or “Bionik”) is a Canadian private company incorporated under the Canada Business Corporation Act on March 24, 2011 and domiciled in Ontario, Canada. The Company’s registered head office is located at 483 Bay Street, Toronto, Ontario, M5G 2C9.

The Company is a bioengineering research and development company targeting diseases and injuries that impact human mobility. The Company is working towards its first market ready product, which will be the “ARKE”, a robotic pair of exoskeleton legs to be used for rehabilitation purposes and potentially for day-to-day use as a replacement for a wheelchair.

As at March 31, 2014, the Company is considered, under ASC 915, to be in the development stage as its primary activities, since Inception, have been conducting research and development, business development, business and financial planning, establishing its facilities, initial startup operations for manufacturing the ARKE. The Company will continue to report as a development stage company until it begins to generate significant revenue from the sale of its products.

Going Concern

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"), which contemplates continuation of the Company as a going concern which assumes the realization of assets and satisfaction of liabilities and commitments in the normal course of business.

The Company has not yet realized any revenues from its planned operations. As at March 31, 2014, the Company has a working capital deficit of $781,378 (2013 – surplus of $462,637) and deficit of $2,589,235 (2013 - $1,137,466) and incurred a net loss of $1,451,769 for the year ended March 31, 2014 (2013 - $937,059).  The Company has funded operations through the issuance of capital stock and loans, in addition to grants and investment tax credits received from the Government of Canada. During the year ended March 31, 2013, the Company raised net cash of $1,452,397 by issuance of common shares. Subsequent to the year end, the Company raised additional funds of $2,823,875 ($3,121,339 CAD) (see Note 13). The future of the Company is dependent upon its ability to obtain financing and upon achieving profitable operations. Further, the Company plans to initially categorize the ARKE as a Class I medical device with the U.S. Food and Drug Administration (“FDA”) and accordingly will be subject to FDA regulations, guidelines and the FDA’s Quality System Regulation (“QSR”) in order to market and sell their product in the U.S. The costs of obtaining the necessary FDA approval and maintaining compliance with the FDA could be significant. These factors raise substantial doubt about the Company’s ability to continue as a going concern and to operate in the normal course of business.

Management has raised additional capital through private offerings and has plans to raise funds through public offering of its capital stock. While the Company has been successful in securing such financing in the past, there is no assurance that it will be able to do so in the future. Accordingly, these financial statements do not give effect to adjustments, relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

F-7

BIONIK LABORATORIES INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

For the years ended March 31, 2014 and 2013

(Amounts expressed in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, and changes in these estimates are recorded when known. Significant estimates made by management include: investment tax credit receivable (see note 3), accounts payable and accrued liabilities and the valuation allowance for deferred tax assets.

Foreign Currency Translation

The Company’s functional currency is the Canadian dollar and its reporting currency is the US dollar. The financial statements have been translated into U.S. dollars in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 830. All assets and liabilities with Canadian dollars as functional currency are translated at the exchange rate on the balance sheet date, shareholders' equity and share issuances are translated at the historical rates and the statements of operations and cash flows are translated at the average exchange rate for the year. The resulting translation adjustments are reported under comprehensive income as a separate component of shareholders’ equity.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the declining balance method, over the estimated useful lives of these assets. The costs of improvements that extend the life of equipment are capitalized. All ordinary repair and maintenance costs are expensed as incurred. Property and equipment are depreciated as follows:

Furniture and Fixtures	20% per annum

Revenue Recognition

The Company has yet to recognize any revenue. The Company intends to record revenue when it is realized, or realizable and earned. The Company will consider revenue to be realized, or realizable and earned, when the following revenue recognition requirements are met: persuasive evidence of an arrangement exists; the products or services have been accepted by the customer via delivery or acceptance; the sales price is fixed or determinable; and collectability is reasonably assured.

Government Grant and Input Tax Credit Recoveries

The Company receives certain grant and input tax credit recoveries from the Canadian government in compensation for eligible expenditures. These are presented as other income in the statement of operations and comprehensive loss as they generally relate to a number of the Company’s operating expenses, such as salaries and benefits, research and development and professional and consulting fees. The recoveries are recognized in the corresponding period when such expenses are incurred.

F-8

BIONIK LABORATORIES INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

For the years ended March 31, 2014 and 2013

(Amounts expressed in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES – Continued

Cash and Cash Equivalents

Cash and cash equivalents include highly liquid investments with original terms to maturity of 90 days or less at the date of purchase. For all periods presented cash and cash equivalents consisted entirely of cash.

Research and Development

The Company is engaged in research and development work. Research and development costs are charged as operating expense of the Company as incurred.

Segment Reporting

ASC 280-10, “Disclosures about Segments of an Enterprise and Related Information”, establishes standards for the way that public business enterprises report information about operating segments in the Company’s financial statements. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company’s does not have any reportable segments. All of its operations and assets are domiciled in Canada.

Income Taxes

Income taxes are computed in accordance with the provisions of ASC Topic 740, which requires, among other things, a liability approach to calculating deferred income taxes. The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in its financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The Company is required to make certain estimates and judgments about the application of tax law, the expected resolution of uncertain tax positions and other matters. In the event that uncertain tax positions are resolved for amounts different than the Company’s estimates, or the related statutes of limitations expire without the assessment of additional income taxes, the Company will be required to adjust the amounts of related assets and liabilities in the period in which such events occur. Such adjustment may have a material impact on Bionik’s income tax provision and results of operations.

F-9

BIONIK LABORATORIES INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

For the years ended March 31, 2014 and 2013

(Amounts expressed in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES – Continued

Fair Value of Financial Instruments

ASC Topic 820 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. Included in the ASC Topic 820 framework is a three level valuation inputs hierarchy with Level 1 being inputs and transactions that can be effectively fully observed by market participants spanning to Level 3 where estimates are unobservable by market participants outside of the Company and must be estimated using assumptions developed by the Company. The Company discloses the lowest level input significant to each category of asset or liability valued within the scope of ASC Topic 820 and the valuation method as exchange, income or use. The Company uses inputs which are as observable as possible and the methods most applicable to the specific situation of each company or valued item.

The carrying amounts reported in the balance sheets for cash and cash equivalents, other receivables, subscription receivable, accounts payable and accrued liabilities, convertible secured promissory note and due to related parties approximate fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest. Per ASC Topic 820 framework these are considered Level 2 inputs where inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

For the loans payable, the Company believes the carrying value of the loans payable approximates fair value as the interest rates are market rates.

There were no assets or liabilities measured at fair value on a recurring basis as of March 31, 2014 and 2013.

F-10

BIONIK LABORATORIES INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

For the years ended March 31, 2014 and 2013

(Amounts expressed in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES – Continued

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks.

The Company reviews the terms of convertible loans, equity instruments and other financing arrangements to determine whether there are embedded derivative instruments, including embedded conversion options that are required to be bifurcated and accounted for separately as a derivative financial instrument. Also, in connection with the issuance of financing instruments, the Company may issue freestanding options or warrants to employees and non-employees in connection with consulting or other services. These options or warrants may, depending on their terms, be accounted for as derivative instrument liabilities, rather than as equity.

Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. To the extent that the initial fair values of the freestanding and/or bifurcated derivative instrument liabilities exceed the total proceeds received an immediate charge to income is recognized in order to initially record the derivative instrument liabilities at their fair value.

The discount from the face value of the convertible debt or equity instruments resulting from allocating some or all of the proceeds to the derivative instruments, together with the stated rate of interest on the instrument, is amortized over the life of the instrument through periodic charges to income, using the effective interest method.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period. If reclassification is required, the fair value of the derivative instrument, as of the determination date, is reclassified. Any previous charges or credits to income for changes in the fair value of the derivative instrument are not reversed. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date.

Basic and Diluted Loss Per Share

Basic and diluted loss per share has been determined by dividing the net loss available to shareholders for the applicable period by the basic and diluted weighted average number of shares outstanding, respectively. The diluted weighted average number of shares outstanding is calculated as if all dilutive options had been exercised or vested at the later of the beginning of the reporting period or date of grant, using the treasury stock method. The dilutive effect of convertible loans is reflected in diluted weighted average number of shares using the if-converted method, when there is a dilutive effect.

Loss per common share is computed by dividing the net loss by the weighted average number of shares of common shares outstanding during the period. Common share equivalents are excluded from the computation of diluted loss per share when their effect is anti-dilutive.

F-11

BIONIK LABORATORIES INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

For the years ended March 31, 2014 and 2013

(Amounts expressed in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES – Continued

Impairment of Long-Lived Assets

The Company follows the ASC Topic 360, which requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the assets’ carrying amounts may not be recoverable. In performing the review for recoverability, if future undiscounted cash flows (excluding interest charges) from the use and ultimate disposition of the assets are less than their carrying values, an impairment loss represented by the difference between its fair value and carrying value, is recognized. When properties are classified as held for sale they are recorded at the lower of the carrying amount or the expected sales price less costs to sell.

Recently Adopted Accounting Pronouncements

“Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income”, (“ASU 2013-2”) issued in February 2013 requires entities to disclose additional information for items reclassified out of accumulated other comprehensive income (“AOCI”). For items reclassified out of AOCI and into net income in their entirety, entities are required to disclose the effect of the reclassification on each affected line item of net income. For AOCI reclassification items that are not reclassified in their entirety into net income, a cross reference to other required U.S. GAAP disclosures is required. This information may be provided either in the notes or parenthetically on the face of the statement that reports net income, provided that all the information is disclosed in a single location. However, an entity is prohibited from providing this information parenthetically on the face of the statement that reports net income, if it has items that are not reclassified in their entirety into net income. The guidance is effective for annual and interim reporting periods beginning after December 15, 2012. The adoption of this standard did not have a material impact on the financial statements of the Company.

Recently Issued Accounting Pronouncements

“Income Taxes (Topic - 750): Presentation of an Unrecognized Tax Benefit when a Net Operating Loss Carry-forward, a Similar Tax Loss, or a Tax Credit Carry-forward Exists” (“ASU 2013-11”) issued in July 2013 provides guidance on how to present an unrecognized tax benefit. The guidance is effective for annual periods beginning after December 15, 2013.

On May 28, 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)”. The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance. The accounting standard is effective for annual reporting periods (including interim reporting periods within those periods) beginning after December 15, 2016. Early adoption is not permitted. The impact on our Financial Statements of adopting ASU 2014-09 is being assessed by management.

“Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements” (“ASU 2014-10”) issued in June 2014, ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders’ equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company plans to adopt ASU 2014-10 for its financial statements for the year ended March 31, 2016.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

F-12

BIONIK LABORATORIES INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

For the years ended March 31, 2014 and 2013

(Amounts expressed in U.S. Dollars)

3.	PREPAID EXPENSES AND OTHER RECEIVABLES

	2014	2013
Prepaid expenses and sundry receivables	$11,700	$11,144
IRAP Grant receivable (i)	63,300	-
Investment tax credit receivable (ii)	408,506	267,562
Sales taxes receivable (iii)	22,281	82,250
	$505,787	$360,956

i)	Industrial Research Assistance Program (“IRAP”) grant receivable is the value of claim receivable from the Government of Canada for recovery of eligible expenditures. The grant proceeds are recognized as ‘Other Income’ in the statement of operations and comprehensive loss.

ii)	Investment tax credit receivable is the estimated Scientific Research and Experimental Development (“SR&ED”) claim receivable from the Government of Canada for input tax credits that are granted on qualifying SR&ED expenditures. The expected recovery is recognized as ‘Other Income’ in the statement of loss and comprehensive loss.

ii)	Sales tax receivable represents net harmonized sales taxes (HST) input tax credits receivable from the Government of Canada.

4.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following as at March 31, 2014 and 2013:

	2014			2013
	Cost	Accumulated Depreciation	Net	Cost	Accumulated Depreciation	Net
	$	$	$	$	$	$
Furniture and fixtures	11,194	4,442	6,752	12,182	2,997	9,185

Plant and equipment are recorded at cost less accumulated depreciation. Depreciation expense during the year ended March 31, 2014 was $1,772 (2013 -$2,330).

Property and equipment is translated to U.S. Dollars using the rate of exchange prevailing at the balance sheet date. There were no additions or disposals during 2014 and the change in cost from 2013 is due to foreign exchange translation.

F-13

BIONIK LABORATORIES INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

For the years ended March 31, 2014 and 2013

(Amounts expressed in U.S. Dollars)

5.	CONVERTIBLE SECURED PROMISSORY NOTE

On December 8, 2011, the Company received $61,500 CAD from a lender that at the time was non-interest bearing and had no specified terms of repayment. On February 28, 2012 the lender and the Company agreed to the terms of a Convertible Secured Promissory Note, which securitized the previous note plus an additional $60,000 CAD for a total principal amount of $121,500 CAD. The note bears interest at prime plus 1% and was to mature on the earlier of a qualifying financing event or February 28, 2014. The “qualifying financing event” is defined as an equity financing (including convertible securities) that is completed on or prior to the maturity date where the Company issues securities for aggregate gross proceeds equal to or greater than $1.5 million CAD. The loan is secured by a general security agreement under which the Company has pledged, assigned, charged and granted to the lender a security interest in and to the property, assets and undertaking of the Company.

The lender has an option to convert the principal plus accrued interest at a discount of 20% to the share price in the event of a qualifying financing event prior to February 28, 2014. The Company evaluated the conversion option and determined that it was based on a contingent event and accordingly, the option was not valued. Upon the occurrence of a qualifying financing event, the conversion option will be measured and recognized.

The Company determined that a market interest rate for similar debt would be approximately 10% per annum and accordingly, recognized the note at its present value based on a 10% discount rate, or $105,262, and allocated the discount of $16,238 from the face value of $121,500 to additional paid in capital, which due to achieving parity the USD and CAD amounts were not materially different. The discount of $16,238 was amortized to February 28, 2014 when the note was due to mature. The Company expensed imputed interest of $3,939 and $7,282 during the years ended March 31, 2014 and 2013, respectively.

The note matured on February 28, 2014, at this point it became due on demand; however, no repayment was demanded. Subsequent to the year end, the lender converted this debt plus accrued interest to equity at a 20% discount to the $0.81 ($0.90 CAD) per share equity financing (see Note 13).

F-14

BIONIK LABORATORIES INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

For the years ended March 31, 2014 and 2013

(Amounts expressed in U.S. Dollars)

6.	LOANS PAYABLE

As of March 31, 2014, the Company has the following loans:

	2014	2013
	$	$
a) Lieberman Family Trust
The loan carries interest of 10% per annum and is payable within 90 days of demand or upon successful completion of a capital raise for $2,711,700 (CAD $3 million). Secured by way of partial assignment of the Company’s entitlement to its SR&ED tax credit refund from the Government of Canada for the year ended March 31, 2014.	27,141	-

b) Gaston-Dreyfus Remi
The loan carries interest of 6% per annum and is payable on demand. The loan is secured by a general security agreement on all the assets of the Company.	454,729	-

c) Parvez Patel/Huda The loan is unsecured, carries interest of 2% per annum and repayable on demand or successful completion of capital raise for $5,694,570 (CAD $6.3 million).	100,766	-

d) Pope & Co The loan carries interest of 10% per annum and is payable within 90 days of demand or upon successful completion of a capital raise For $2,711,700 (CAD $3 million) by no later than June 30, 2014. Secured by way of partial assignment of the Company’s entitlement to its SR&ED tax credit refund from the Government of Canada for the year ended March 31, 2014.	189,510	-

	772,146	-

Subsequent to year end, the loan from Lieberman Family Trust was settled in shares and the other loans payable listed above were repaid in full including interest (Note 13).

On June 10, 2013, the Company agreed to the terms of a secured loan for $241,185 ($250,000 CAD) that bore interest at 10%, was secured by a general security agreement, and matured on the earlier of June 10, 2014, two days after receiving the 2013 SR&ED claim or within five days of an event of default. Events of default consisted of standard non-payment clauses.

Under the terms of the loan agreement the lenders received an aggregate of 100,000 shares from the personal shareholdings of the founders as well as options to purchase 416,666 common shares. The shares contributed personally by the founders were valued based on the price of the most recent private placement in March 2013 at $0.60 CAD, see Note 8, which at the time of the loan was $0.58 for a fair value of $58,000 ($60,000 CAD). As detailed in Note 9, the fair value of the stock options was $106,185. The fair value of these instruments was then utilized to allocate the proceeds based on the relative fair values of the loan, the contributed shares and the options, resulting in a carrying value of $143,139 for the loan, $63,481 for the options and $34,565 for the shares. The values for the shares as contributed capital and the options aggregating to $98,046 were recognized in contributed surplus.

The loan was repaid on November 15, 2013, and the Company recognized accretion of the full amount of the discount of $98,046 as imputed interest in the statements of operations and comprehensive loss for the year ended March 31, 2014.

F-15

BIONIK LABORATORIES INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

For the years ended March 31, 2014 and 2013

(Amounts expressed in U.S. Dollars)

7.	RELATED PARTY TRANSACTIONS AND BALANCES

As of March 31, 2014, the Company has advances payable to two directors and one former director for $149,899 (2013 – receivable from two directors of $28,240). These advances are unsecured, non-interest bearing and payable on demand in Canadian dollars. Subsequent to year end, one advance amounting to $85,947 ($95,000 CAD) was settled by issuance of shares to the former director valued at $0.90 CAD.

As at March 31, 2014 there is $63,361 (2013 - $16,384) included in accounts payable and accrued liabilities owing to the Chief Executive Officer (“CEO”) and a former director.

8. CAPITAL STOCK

	Number of Common Shares	Stated Value $
Balance, April 1, 2012 (i)	9,000,000	5
Issued under private placement (Note ii)	291,667	170,815
Issued on settlement of debt relating to prior period services (Note iii)	200,000	117,192
Issued under private placement (Note iv)	895,834	519,420
Cancellation of common stock (Note v)	(250,000)	-
Issued under private placement (Note vi)	437,500	256,016
Issued under private placement (Note vii)	383,333	232,546
Issued under private placement (Note viii)	516,666	308,183
Share issue costs	-	(34,583)
Balance, March 31, 2013	11,475,000	1,569,594
Issued under private placement (Note ix)	166,667	96,320
Share issue costs	-	(7,329)
Balance, March 31, 2014	11,641,667	1,658,585

(i)	The opening balance consists of 7,775,000 common shares issued to its two founders for a consideration of $2, 1,000,000 commons shares issued to two directors and 250,000 common shares to a consultant for a total of 1,250,000 common shares for consideration of $3.

(ii)	In May, 2012, the Company issued through a private placement, 291,667 common shares at a price of $0.59 (0.60 CAD) per share for aggregate gross proceeds of $170,815.

(iii)	In May, 2012, 200,000 common shares valued at $117,192 were issued for settlement of accounts payable relating to services performed in the prior year.

(iv)	In June, 2012, the Company issued through a private placement, 895,834 common shares at a price of $0.58 (0.60 CAD) per share for aggregate gross proceeds of $519,420.

(v)	In August, 2012, 125,000 common shares each issued to the two founders on March 24, 2011, for a total of 250,000 common shares were cancelled.

(vi)	In September, 2012, the Company issued through a private placement, 437,500 common shares at a price of $0.59 (0.60 CAD) per share for aggregate gross proceeds of $256,016.

(vii)	In December, 2012, the Company issued through a private placement, 383,333 common shares at a price of $0.61 (0.60 CAD) per share for aggregate gross proceeds of $232,546.

(viii)	In March 2013, the Company issued through a private placement, 516,666 common shares at a price of $0.60 (0.60 CAD) per share for aggregate gross proceeds of $308,183. $58,846 of the proceeds were not received as at March 31, 2013 and accordingly are presented as subscriptions receivable on the balance sheet.

(ix)	In June, 2013, the Company issued through a private placement, 166,667 common shares at a price of $0.58 (0.60 CAD) per share for aggregate gross proceeds of $96,320.

F-16

BIONIK LABORATORIES INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

For the years ended March 31, 2014 and 2013

(Amounts expressed in U.S. Dollars)

9.	STOCK OPTIONS

The Company has a stock option plan, the purpose of which is to attract, retain and motivate persons of training, experience and leadership to the Company, including their directors, officers and employees, and to advance the interests of the Company by providing such persons with the opportunity, through share options, to acquire an increased proprietary interest in the Company.

Options may be granted in respect of authorized and unissued shares, provided that the aggregate number of shares reserved for issuance upon the exercise of all Options granted under the Plan, shall not exceed Eight (8%) Percent of the issued share capital or such greater number of shares as may be determined by the Board and approved, if required, by the shareholders of the Company and by any applicable stock exchange or other regulatory authority. Optioned shares in respect of which options are not exercised shall be available for subsequent options.

On June 10, 2013, the Company issued 416,666 options. The options are exercisable immediately and have an exercise price of $0.54 (0.60 CAD) per share and a time to expiration of one year, being June 10, 2014, see Note 13. These options had an estimated fair value of $106,185 using the Black-Scholes option pricing model with the following key assumptions:

Expected life	1 year
Risk free rate	0.3%
Dividend yield	0%
Forfeiture rate	0%
Volatility (based upon similar public companies)	114%

A summary of the Company’s outstanding and exercisable options is as follows:

	Number of options	Weighted Average Exercise Price	Weighted Average Remaining Contract Life
	#	$	(Years)
Outstanding, March 31, 2012 and 2013	-	-	-
Granted during the year	416,666	0.60	0.20
Exercised during the year	-	-	-
Expired during the year	-	-	-
Outstanding, March 31, 2014	416,666	0.60	0.20

F-17

BIONIK LABORATORIES INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

For the years ended March 31, 2014 and 2013

(Amounts expressed in U.S. Dollars)

10.	INCOME TAXES

	2014	2013
	$	$
Components of net loss before income taxes consists of the following:
U.S.	-	-
Canada	(1,451,769)	(937,059)
	(1,451,769)	(937,059)

The provision for income taxes consists of the following:
Current
U.S.	-	-
Canada	-	-
	-	-
Deferred	-	-
	-	-

	2014	2013
	$	$
Net loss before recovery of income taxes	(1,451,769)	(937,059)

Statutory rate	26.5%	26.5%

Expected income tax recovery	(384,719)	(248,321)

Other basis adjustment	(6,966)	(8,576)
Non-deductible expenses	148,936	(38,493)
Change in valuation allowance	242,749	295,390
Recovery of income taxes	-	-

F-18

BIONIK LABORATORIES INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

For the years ended March 31, 2014 and 2013

(Amounts expressed in U.S. Dollars)

10.	INCOME TAXES – Continued

The components of deferred taxes are as follows:

	2014	2013
	$	$
Deferred tax assets
Current
Convertible secured promissory note	403	-
Valuation allowance	(403)	-
	-	-
Long-term
Unrealized tax credits	$19,591	$19,721
Property and equipment	23,985	-
Share issue costs	6,461	7,228
Net operating losses	529,889	310,228
Valuation allowance	(579,926)	(337,177)
	-	-

The change in the gross unrecognized tax benefits of the Company is as follows:

	2014	2013
	$	$
Beginning balance	1,224,777	108,373
Additions related to the current year	882,822	1,116,404
Reductions related to prior years	-	-
Unrecognized tax benefits end of year	2,107,599	1,224,777

Deferred income taxes are provided as a result of temporary differences that arise due to the differences between the income tax values and the carrying amount of assets and liabilities. Deferred income tax assets have not been recognized in respect of the following deductible temporary differences:

The Company calculates its income tax expense by estimating the annual effective tax rate and applying that rate to the year-to-date ordinary income at the end of the period. The Company records a tax valuation allowance when it is more likely than not that it will not be able to recover the value of its deferred tax assets.

The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company recognizes interest accrued on uncertain tax positions as well as interest received from favorable tax settlements within interest expense. The Company recognizes penalties accrued on unrecognized tax benefits within general and administrative expenses. As of March 31, 2014 and 2013, the Company had no uncertain tax positions.

The Company does not anticipate any significant changes to the total amounts of unrecognized tax benefits in the next twelve months. In many cases the Company’s uncertain tax positions are related to tax years that remain subject to examination by tax authorities. The following describes the open tax years, by major tax jurisdiction, as of March 31, 2014:

Canada – Federal	2011 – present
Canada – Provincial	2011 – present

F-19

BIONIK LABORATORIES INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

For the years ended March 31, 2014 and 2013

 (Amounts expressed in U.S. Dollars)

11.	CONTINGENCIES

From time to time, the Company may be involved in a variety of claims, suits, investigations and proceedings arising in the ordinary course of our business, collections claims, breach of contract claims, labor and employment claims, tax and other matters. Although claims, suits, investigations and proceedings are inherently uncertain and their results cannot be predicted with certainty, the Company believes that the resolution of current pending matters will not have a material adverse effect on its business, financial position, results of operations or cash flow. Regardless of the outcome, litigation can have an adverse impact on the Company because of legal costs, diversion of management resources and other factors.

12.	RISK MANAGEMENT

The Company’s cash balances are maintained in various banks in Canada. Deposits held in banks in Canada are insured up to $100,000 Canadian per depositor for each bank by The Canada Deposit Insurance Corporation, a federal crown corporation. Actual balances at times may exceed these limits.

Interest rate risk is the risk that the value of a financial instrument might be adversely affected by a change in the interest rates. The loans payable all have fixed interest rates therefore the Company is exposed to interest rate risk in that they could not benefit from a decrease in market interest rates. The convertible secured promissory note bears interest at prime plus 1%; therefore, it is exposed to fluctuations in the market interest rate. In seeking to minimize the risks from interest rate fluctuations, the Company manages exposure through its normal operating and financing activities.

13.	SUBSEQUENT EVENTS

1.	The Company completed a $2,823,875 ($3,121,339 CAD) private placement, which includes the loan conversions listed below, and issued 3,504,726 shares at a price of $0.81 ($0.90 CAD) per share. A former director of the Company assisted in securing a significant portion of this financing. The Company paid a commission of 10% of the private placement as a finders fee, which the then director converted to 247,778 shares at $0.81 ($0.90 CAD) per share.

2.	The conversion option on the convertible secured promissory note was exercised. The note plus accrued interest totaled $119,112 ($131,659 CAD) and was converted to equity at a 20% discount to the $0.81 ($0.90 CAD) equity financing price resulting in the issuance of 182,860 common shares.

3.	A director converted his unsecured debt for $85,947 ($95,000 CAD) to equity at $0.81 ($0.90 CAD) per share.

4.	Loan of $452,350 ($500,000 CAD) from Remi Gaston Dreyfus plus accrued interest and a loan of $99,517 ($110,000 CAD) from Rihan Huda (both unrelated parties) was repaid.

5.	Subsequent to March 31, 2014 the loan from Lieberman Family Trust and accrued interest thereon was settled in common shares at $0.81 ($0.90 CAD) per share, or approximately 35,000 shares.

6.	The Company repaid loans for $180,940 ($200,000 CAD) plus accrued interest for $12,138 ($13,417 CAD) owing to investors introduced by Pope and Co. Subject to shareholder approval, the Company intends to issue these lenders 111,109 warrants exercisable into common shares at an exercise price of $0.81 ($0.90 CAD) per share for a term of two years.

7.	The options, as described in Note 9, were exercised prior to their expiry date of June 10, 2014. Upon exercise the Company received proceeds of $225,975 ($250,000 CAD) and issued 416,666 common shares.

8.	On April 24, 2014, the Company signed a Letter of Intent with Highline Research Advisors (“Highline”), an affiliate of Merriman Capital, Inc. (“Merriman”), whereby Highline will act as the exclusive agent in arranging for the Company to go public by reverse merger with a public company, yet to be identified.

9.	On April 1, the Company granted 209,000 options with an exercise price of $0.54 ($0.60 CAD) vesting 1/3 immediately, 1/3 on April 1, 2015 and 1/3 on April 1, 2016.

F-20

BIONIK LABORATORIES INC.

UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

December 31, 2014

(Amounts expressed in US Dollars)

F-21

Bionik Laboratories Inc.

Condensed Interim Balance Sheets

(Amounts expressed in US Dollars)

	As at	As at
	December 31, 2014	March 31, 2014
	(unaudited)	(audited)
	$	$
Assets
Current
Cash and cash equivalents	209,933	3,482
Prepaid expenses and other receivables (Note 3)	81,130	505,787
Due from related parties (Note 7)	44,986	-
Total Current Assets	336,049	509,269
Equipment (Note 4)	77,922	6,752
	413,971	516,021

Liabilities and Shareholders' Deficiency
Current
Accounts payable (Note 7)	308,947	120,751
Accrued liabilities (Note 7)	155,463	128,739
Convertible secured promissory note (Note 5)	-	119,112
Loans payable (Note 6)	-	772,146
Due to related parties (Note 7)	-	149,899
Total Liabilities	464,410	1,290,647
Shareholders' Equity (Deficiency)
Common shares, no par value, unlimited authorized, 15,810,838 common shares issued and outstanding (March 31, 2014 – 11,641,667) (Note 8)	4,837,844	1,658,585
Contributed surplus	148,349	114,284
Deficit	(5,053,982)	(2,589,235)
Accumulated other comprehensive income	17,350	41,740
Total Shareholders' Equity (Deficiency)	(50,439)	(774,626)
Total Liabilities and Shareholders' Equity (Deficiency)	413,971	516,021

Contingencies (Note 10)

Subsequent Events (Note 12)

Approved by the Board

“Peter Bloch” Director

“Michal Prywata” Director

The accompanying notes are an integral part of these condensed interim financial statements

F-22

Bionik Laboratories Inc.

Condensed Interim Statements of Operations and Comprehensive Loss

for the nine and three month periods ended December 31, 2014 and 2013 (unaudited)

(Amounts expressed in US Dollars)

	9 month period ended		3 month period ended
	December 31, 2014 and 2013		December 31, 2014 and 2013
	$	$	$	$

Expenses
Research and development	1,178,837	747,502	372,362	249,129
Professional and consulting fees	601,491	407,941	120,846	146,506
General and administrative	549,947	205,248	173,959	71,402
Imputed interest expense (Note 5)	27,677	55,647	-	-
Interest expense	6,212	10,868	868	4,699
Depreciation (Note 4)	34,036	1,349	11,033	445
Other income	(46,026)	-	(1,285)	-
Stock-based compensation expense (Note 9)	112,573	-	-	-
	2,464,747	1,428,555	677,783	472,181

Net loss for the period	2,464,747	1,428,555	677,783	472,181

Foreign exchange translation adjustment for the period	24,390	553	10,635	84

Net loss and comprehensive loss for the period	2,489,137	1,429,108	688,418	472,265

Loss per share - basic and diluted	0.16	0.12	0.04	0.04

Weighted average number of shares outstanding	15,358,291	11,602,879	15,810,838	11,612,443

The accompanying notes are an integral part of these condensed interim financial statements

F-23

Bionik Laboratories Inc.

Condensed Interim Statements of Changes in Shareholder's Equity (Deficiency)

for the nine month period ended December 31, 2014 (unaudited) and the year ended March 31, 2014 (unaudited)

(Amounts expressed in US Dollars)

					Accumulated Other
	Number of	Common	Contributed		Comprehensive
	Common	Shares	Surplus	Deficit	Income	Total
	Shares	$	$	$	$	$
Balance, March 31, 2013	11,475,000	1,569,594	16,238	(1,137,466)	23,456	471,822
Issuance of common shares for cash	166,667	96,320	-	-	-	96,320
Share issue costs	-	(7,329)	-	-	-	(7,329)
Relative fair value of options issued and contributed capital from shareholders	-	-	98,046	-	-	98,046
Net loss for the year	-	-	-	(1,451,769)	-	(1,451,769)
Foreign currency translation	-	-	-	-	18,284	18,284

Balance, March 31, 2014	11,641,667	1,658,585	114,284	(2,589,235)	41,740	(774,626)
Issuance of common shares for cash	3,430,756	2,616,062	-	-	-	2,616,062
Share issue costs	-	(11,609)	-	-	-	(11,609)
Shares issued on conversion of loans	321,748	239,746	-	-	-	239,746
Beneficial conversion feature	-	-	27,677			27,677
Shares issued on exercise of stock options	416,667	335,060	(106,185)	-	-	228,875
Stock compensation expense	-	-	112,573	-	-	112,573
Net loss for the period	-	-	-	(2,464,747)	-	(2,464,747)
Foreign currency translation	-	-	-	-	(24,390)	(24,390)

Balance, December 31, 2014	15,810,838	4,837,844	148,349	(5,053,982)	17,350	(50,439)

The accompanying notes are an integral part of these condensed interim financial statements

F-24

Bionik Laboratories Inc.

Condensed Interim Statements of Cash Flows

for the nine month periods ended December 31, 2014 and 2013 (unaudited)

(Amounts expressed in US Dollars)

	2014	2013
	$	$
Operating activities
Net loss for the period	(2,464,747)	(1,428,555)
Adjustment for items not affecting cash
Depreciation of equipment	34,036	1,349
Imputed interest	27,677	55,647
Stock compensation expense	112,573	-
	(2,290,461)	(1,371,559)
Changes in non-cash working capital items
Prepaid expenses and other receivables	420,709	393,900
Accounts payable	195,427	116,122
Accrued liabilities	34,847	70,407
Net cash used in operating activities	(1,639,478)	(791,130)
Investing activities
Acquisition of equipment	(109,316)	(4,557)
Net cash used in investing activities	(109,316)	(4,557)
Financing activities
Proceeds from issuance of shares, net of issue costs	2,616,062	96,320
(Repayment of) proceeds from loans payable	(733,293)	482,050
Proceeds from exercise of options	228,875	-
(Repayment of) proceeds from loans from related parties	(111,357)	84,107
Net cash provided by financing activities	2,000,287	662,477
Effects of foreign currency exchange rate changes	(45,042)	16,377
Net increase (decrease) in cash and cash equivalents for the period	206,451	(116,833)
Cash and cash equivalents, beginning of period	3,482	233,240
Cash and cash equivalents, end of period	209,933	116,407

Supplemental information:

Issuance of shares on conversion of loans	$239,746	-

The accompanying notes are an integral part of these condensed interim financial statements

F-25

BIONIK LABORATORIES INC.

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS

For the three and nine month periods ended December 31, 2014 and 2013 (unaudited)

(Amounts expressed in U.S. Dollars)

1.	NATURE OF OPERATIONS AND GOING CONCERN

The Company and its Operations

Bionik Laboratories Inc. (the “Company” or “Bionik”) is a Canadian private company incorporated under the Canada Business Corporation Act on March 24, 2011 and domiciled in Ontario, Canada. The Company’s registered head office is located at 483 Bay Street, N105, Toronto, Ontario, M5G 2C9.

The Company is a bioengineering research and development company targeting diseases and injuries that impact human mobility. The Company is working towards its first market ready product, which will be the “ARKE”, a robotic pair of exoskeleton legs to be used for rehabilitation purposes and potentially for day-to-day use as a replacement for a wheelchair.

These condensed interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"), which contemplates continuation of the Company as a going concern, which assumes the realization of assets and satisfaction of liabilities and commitments in the normal course of business.

The Company has not yet realized any revenues from its planned operations. As at December 31, 2014 the Company has a working capital deficit of $128,361 (March 31, 2014 - $781,378) and shareholders’ deficit of $50,439 (March 31, 2014 - $774,626) and incurred a net loss and comprehensive loss of $2,489,137 for the nine-month period ended December 31, 2014 (nine months ended December 31, 2013 - $1,429,108).  Further, the Company plans to initially categorize the ARKE as a Class I or Class II medical device with the U.S. Food and Drug Administration (“FDA”) and accordingly will be subject to FDA regulations, guidelines and the FDA’s Quality System Regulation (“QSR”) in order to market and sell their product in the U.S. The costs of obtaining the necessary FDA approval and maintaining compliance with the FDA could be significant, see Note 11.

F-26

BIONIK LABORATORIES INC.

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS

For the three and nine month periods ended December 31, 2014 and 2013 (unaudited)

(Amounts expressed in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES

Unaudited Condensed Interim Financial Statements

These unaudited condensed interim financial statements have been prepared on the same basis as the annual audited financial statements and should be read in conjunction with those annual audited financial statements for the year ended March 31, 2014. In the opinion of management, these unaudited condensed interim financial statements reflect adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

Recently Adopted Accounting Pronouncements

“Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements (“ASU 2014-10”) issued in June 2014, ASU 2014-10 eliminated the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders’ equity. The amendments in ASU 2014-10 are effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company adopted ASU 2014-10 for its condensed interim financial statements and accordingly has removed the inception-to-date information.

Recently Issued Accounting Pronouncements

“Income Taxes (ASC Topic - 740): Presentation of an Unrecognized Tax Benefit when a Net Operating Loss Carry-forward, a Similar Tax Loss, or a Tax Credit Carry-forward Exists” (“ASU 2013-11”) was issued during July 2013. The FASB issued guidance on how to present an unrecognized tax benefit. The guidance is effective for annual periods beginning after December 15, 2013. Adoption of the accounting pronouncement does not have a material effect on these accompanying condensed interim financial statements.

On May 28, 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)”. The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance. The accounting standard is effective for annual reporting periods (including interim reporting periods within those periods) beginning after December 15, 2017. Early adoption is not permitted. The impact on the condensed interim financial statements of adopting ASU 2014-09 will be assessed by management.

On August 27, 2014, the FASB issued a new financial accounting standard on going concern, ASU No. 2014-15, “Presentation of Financial Statements – Going Concern (Sub-Topic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” The standard provides guidance about management’s responsibility to evaluate whether there is a substantial doubt about the organization’s ability to continue as a going concern. The amendments in this Update apply to all companies. They become effective in the annual period ending after December 15, 2016, with early application permitted. The impact on the condensed interim financial statements of adopting ASU 2014-15 will be assessed by management.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying condensed interim financial statements.

F-27

BIONIK LABORATORIES INC.

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS

For the three and nine month periods ended December 31, 2014 and 2013 (unaudited)

(Amounts expressed in U.S. Dollars)

3.	PREPAID EXPENSES AND OTHER RECEIVABLES

	December 31, 2014	March 31, 2014
	$	$
Prepaid expenses and sundry receivables	18,172	11,700
Prepaid insurance	40,630	-
IRAP Grant receivable (i)	-	63,300
Investment tax credit receivable (ii)	-	408,506
Sales taxes receivable (iii)	22,328	22,281
	81,130	505,787

i)	Industrial Research Assistance Program (“IRAP”) grant receivable is the value of claim receivable from the Government of Canada for recovery of eligible expenditures. The grant proceeds are recognized as ‘Other Income’ in the condensed interim statement of operations and comprehensive loss, when received.

ii)	Investment tax credit receivable is the estimated Scientific Research and Experimental Development (“SR&ED”) claim receivable from the Government of Canada for input tax credits that are granted on qualifying SR&ED expenditures. The recovery, which was received in November 2014, is recognized as ‘Other Income’ in the condensed interim statement of operations and comprehensive loss.

ii)	Sales tax receivable represents net harmonized sales taxes (HST) input tax credits receivable from the Government of Canada.

4.	EQUIPMENT

Equipment consists of the following as at December 31, 2014 and March 31, 2014

	December 31, 2014			March 31, 2014
	Cost	Accumulated Depreciation	Net	Cost	Accumulated Depreciation	Net
	$	$	$	$	$	$
Computers and electronics	77,650	27,438	50,212	-	-	-
Furniture and fixtures	24,909	7,325	17,584	11,194	4,442	6,752
Tools and parts	11,913	1,787	10,126	-	-	-
	114,472	36,550	77,922	11,194	4,442	6,752

Equipment is recorded at cost less accumulated depreciation. Depreciation expense during the period ended December 31, 2014 was $34,036 (Nine months ended December 31, 2013 - $1,349).

Equipment is translated to U.S. Dollars using the rate of exchange prevailing at the balance sheet date. There were no disposals and $109,316 in additions during the nine months ended December 31, 2014 (nine months ended December 31, 2013 - $4,557). The remaining change in cost from March 31, 2014 is due to foreign exchange translation.

F-28

BIONIK LABORATORIES INC.

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS

For the three and nine month periods ended December 31, 2014 and 2013 (unaudited)

(Amounts expressed in U.S. Dollars)

5.	CONVERTIBLE SECURED PROMISSORY NOTE

On December 8, 2011, the Company received $61,500 CAD from a lender that at the time was non-interest bearing and had no specified terms of repayment. On February 28, 2012 the lender and the Company agreed to the terms of a Convertible Secured Promissory Note, which securitized the previous note plus an additional $60,000 CAD for a total principal amount of $121,500 CAD. The note bears interest at prime plus 1% and was to mature on the earlier of a qualifying financing event or February 28, 2014. The “qualifying financing event” is defined as an equity financing (including convertible securities) that is completed on or prior to the maturity date where the Company issues securities for aggregate gross proceeds equal to or greater than $1.5 million CAD. The loan is secured by a general security agreement under which the Company has pledged, assigned, charged and granted to the lender a security interest in and to the property, assets and undertaking of the Company.

The lender has an option to convert the principal plus accrued interest at a discount of 20% to the share price in the event of a qualifying financing event prior to February 28, 2014. The Company evaluated the conversion option on inception and determined that it was based on a contingent event and accordingly, the option was not valued.

The Company determined that a market interest rate for similar debt would be approximately 10% per annum and accordingly, recognized the note at its present value based on a 10% discount rate, or $105,262, and allocated the discount of $16,238 from the face value of $121,500 to additional paid in capital, which due to achieving parity the USD and CAD amounts were not materially different. The discount of $16,238 was amortized to February 28, 2014 when the note was due to mature. The Company expensed imputed interest of $27,677 and $55,647 during the periods ended December 31, 2014 and 2013, respectively.

The note matured on February 28, 2014, at this point the conversion option expired and the note became due on demand; however, no repayment was demanded. Upon the occurrence of the April financing (Note 8(ii)) the Company agreed to honor the original conversion option and a beneficial conversion feature of $27,677 was recognized. As the note was due on demand the Company immediately recognized imputed interest of $27,677 in the condensed interim statement of operations and comprehensive loss.

On May 9, 2014, the lender converted the note plus accrued interest in to common shares based on the 20% discount to the $0.81 ($0.90 CAD) per share equity financing that was accomplished in April 2014 and the Company issued these shares in June (see Note 8(v)).

F-29

BIONIK LABORATORIES INC.

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS

For the three and nine month periods ended December 31, 2014 and 2013 (unaudited)

(Amounts expressed in U.S. Dollars)

6.	LOANS PAYABLE

As of December 31, 2014 and March 31, 2014, the Company has the following loans:

	2014	2014
	$	$
a) Lieberman Family Trust
The loan carried interest of 10% per annum and was payable within 90 days of demand or upon successful completion of a capital raise for $2,711,700 (CAD $3 million). Formerly secured by way of partial assignment of the Company’s entitlement to its SR&ED tax credit refund from the Government of Canada for the year ended March 31, 2014.	-	27,141

b) Gaston-Dreyfus Remi
The loan carried interest of 6% per annum and was payable on demand. The loan was secured by a general security agreement on all the assets of the Company.	-	454,729

c) Parvez Patel/Huda
The loan was unsecured, carried interest of 2% per annum and was repayable on demand or successful completion of capital raise for $5,694,570 (CAD $6.3 million).	-	100,766

d) Pope & Co.
The loan carried interest of 10% per annum and was payable within 90 days of demand or upon successful completion of a capital raise for $2,711,700 (CAD $3 million) by no later than June 30, 2014. Formerly secured by way of partial assignment of the Company’s entitlement to its SR&ED tax credit refund from the Government of Canada for the year ended March 31, 2014.	-	189,510

	-	772,146

(a)	During the period, the loan from Lieberman Family Trust and accrued interest thereon was settled in exchange for 33,333 common shares (Note 8(iv)).

(b&c)	During the period, the Company repaid the loan of $452,350 ($500,000 CAD) from Gaston-Dreyfus Remi plus accrued interest and the loan of $99,517 ($110,000 CAD) plus accrued interest from Parvez Patel/Huda (both unrelated parties).

(d)	During the period, the Company repaid loans for $180,940 ($200,000 CAD) plus accrued interest of $12,138 ($13,417 CAD) owing to investors introduced by Pope and Co. Subject to shareholder approval, the Company intends to issue these lenders 111,109 warrants exercisable into common shares at an exercise price of $0.77 ($0.90 CAD) per share for a term of two years

F-30

BIONIK LABORATORIES INC.

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS

For the three and nine month periods ended December 31, 2014 and 2013 (unaudited)

(Amounts expressed in U.S. Dollars)

7.	RELATED PARTY TRANSACTIONS AND BALANCES

Due from related parties

(a)	As of December 31, 2014, the Company has advances receivable from the Chief Operating Officer (“COO”) and Chief Technology Officer (“CTO”) for $44,986 (March 31, 2014 – $63,953 payable to). These advances are unsecured, bear interest at a rate of 1% based on the Canada Revenue Agency’s prescribed rate for such advances and are payable on demand in Canadian dollars. During the period the Company repaid the loans provided as of March 31, 2014; the Company advanced funds to settle a tax assessment; the Company paid additional salary amounts that had not been made during the period; and, the Company reimbursed $37,837 ($44,000 CAD) related to various out-of-pocket costs they incurred on behalf of the Company, all of which resulted in a net advance of $44,986 as at December 31, 2014.

Issuance of shares to settle due to related party

(b)	During the nine months ended December 31, 2014, one advance amounting to $85,947 ($95,000 CAD) (2013 - $Nil) was settled by issuance of 105,555 common shares to a former director.

Accounts payable and accrued liabilities

(c)	As at December 31, 2014 there is $4,220 (March 31, 2014 - $16,235) owing to the Chief Executive Officer (“CEO”) and $5,930 (March 31, 2014 - $Nil) owing to the CTO, both of which are included in accounts payable.

(d)	As at December 31, 2014 there is $Nil (March 31, 2014 - $48,673) owing to a former director included in accrued liabilities.

F-31

BIONIK LABORATORIES INC.

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS

For the three and nine month periods ended December 31, 2014 and 2013 (unaudited)

(Amounts expressed in U.S. Dollars)

8.	CAPITAL STOCK

	Number of
	Common	Stated Value
	Shares	$
Balance, March 31, 2013	11,475,000	1,569,594
Issued under private placement (i)	166,667	96,320
Share issue costs	-	(7,329)
Balance, March 31, 2014	11,641,667	1,658,585
Issued under private placement (ii)	3,430,756	2,616,062
Issued on conversion and settlement of debt (iii), (iv), (v)	321,748	239,746
Issued on the exercise of options (vi)	416,667	335,060
Share issue costs	-	(11,609)
Balance December 31, 2014	15,810,838	4,837,844

(i)	In June, 2013, the Company issued through a private placement, 166,667 common shares at a price of $0.58 ($0.60 CAD) per share for aggregate gross proceeds of $96,320.

(ii)	In April, 2014, the Company completed a private placement issuing 3,182,978 common shares at a price of $0.82 ($0.90 CAD) per share for gross proceeds of $2,616,062 ($2,864,680 CAD). A former director of the Company assisted in securing a significant portion of this financing. As a result the Company issued 247,778 common shares as a finder’s fee to this director. The Company also incurred $11,609 in share issue costs related to the transaction.

(iii)	In May 2014, the Company issued 105,555 common shares to a director of the Company in exchange for the settlement of $87,638 ($95,000 CAD) of unsecured debt.

(iv)	In May 2014, the Company issued 33,333 common shares to the Libermann Family Trust in exchange for the settlement of $27,585 ($30,000 CAD) of unsecured debt.

(v)	In June, 2014, the Company issued 182,860 common shares on conversion of the convertible secured promissory note (Note 5). The note plus accrued interest totaled $124,523 ($131,659 CAD) and was converted at a 20% discount to the $0.68 ($0.90 CAD) April 2014 private placement.

(vi)	In June 2014, the Company issued 416,667 common shares for the exercise of stock options. The Company received cash of $228,875 ($250,000 CAD). The value of the options, $106,185, was transferred from contributed surplus to share capital on exercise.

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BIONIK LABORATORIES INC.

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS

For the three and nine month periods ended December 31, 2014 and 2013 (unaudited)

(Amounts expressed in U.S. Dollars)

9.	STOCK OPTIONS

The Company has a stock option plan, the purpose of which is to attract, retain and motivate persons of training, experience and leadership to the Company, including their directors, officers and employees, and to advance the interests of the Company by providing such persons with the opportunity, through share options, to acquire an increased proprietary interest in the Company.

Options may be granted in respect of authorized and unissued shares, provided that the aggregate number of shares reserved for issuance upon the exercise of all Options granted under the Plan, shall not exceed eight (8%) percent of the issued share capital or such greater number of shares as may be determined by the Board and approved, if required, by the shareholders of the Company and by any applicable stock exchange or other regulatory authority. Optioned shares in respect of which options are not exercised shall be available for subsequent options.

On June 10, 2013, the Company issued 416,667 options to a shareholder. The options vested immediately and have an exercise price of $0.52 ($0.60 CAD) per share and a time to expiration of one year. These options were valued at $106,185. These options were exercised during the year (Note 8(vi)).

On April 11, 2014 and June 20, 2014 the Company issued 209,000 and 84,000 options to employees and a consultant at an exercise price of $0.52 ($0.60 CAD) and $0.77 ($0.90 CAD), respectively, which all vest one-third on grant date and two thirds equally over the subsequent two years on the anniversary date. These options were valued at $153,348 and $61,142 respectively and have a time to expiration of seven years. During the period ended December 31, 2014, $112,573 has been recorded as stock-based compensation related to the vesting of these stock options.

On July 1, 2014, the Company issued a further 945,000 options to employees of the Company, at an exercise price of $0.77 ($0.90 CAD), which vest 90 days after the close of a reverse merger transaction with a concurrent private placement raising a minimum of $6,000,000, see Notes 12 (d) and (e). These options were valued at $719,835 and have a time to expiration of seven years.

These options were valued using the Black-Scholes option pricing model with the following key assumptions:

Expected life	7 years
Risk free rate	1.59%
Dividend yield	0%
Forfeiture rate	0%
Volatility (based upon similar public companies)	114%

F-33

BIONIK LABORATORIES INC.

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS

For the three and nine month periods ended December 31, 2014 and 2013 (unaudited)

(Amounts expressed in U.S. Dollars)

9.	STOCK OPTIONS - continued

A summary of the Company’s outstanding and exercisable options is as follows:

	Number of	Weighted Average	Weighted Average
	options	Exercise Price	Remaining Contract Life
	#	$	(Years)
Outstanding, March 31, 2012 and 2013	-	-	-
Granted during the year	416,667	0.52	-
Outstanding March 31, 2014	416,667	0.52	0.20
Exercised during the period	(416,667)	0.77	-
Granted during the period	1,238,000	0.73	7
Cancelled during the period	(40,000)	0.52	-
Outstanding, December 31, 2014	1,198,000	0.74	6.72

10.	CONTINGENCIES

From time to time, the Company may be involved in a variety of claims, suits, investigations and proceedings arising in the ordinary course of our business, collections claims, breach of contract claims, labor and employment claims, tax and other matters. Although claims, suits, investigations and proceedings are inherently uncertain and their results cannot be predicted with certainty, the Company believes that the resolution of current pending matters will not have a material adverse effect on its business, financial position, results of operations or cash flow. Regardless of the outcome, litigation can have an adverse impact on the Company because of legal costs, diversion of management resources and other factors.

11.	RISK MANAGEMENT

The Company’s cash balances are maintained in various banks in Canada. Deposits held in banks in Canada are insured up to $100,000 CAD per depositor for each bank by The Canada Deposit Insurance Corporation, a federal crown corporation. Actual balances at times may exceed these limits.

Interest Rate Risk

Interest rate risk is the risk that the value of a financial instrument might be adversely affected by a change in the interest rates. The Company settled its loans payable and convertible secured promissory note; therefore, it retains minimal exposure to fluctuations in the market interest rate. In seeking to minimize the risks from interest rate fluctuations, the Company manages exposure through its normal operating and financing activities.

Liquidity Risk

Liquidity risk is the risk that the Company will incur difficulties meeting its financial obligations as they are due. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will have sufficient liquidity to meet its liabilities when due. Accounts payable and accrued liabilities are due within the current operating period.

The Company has funded its operations through the issuance of capital stock, convertible debt and loans in addition to grants and investment tax credits received from the Government of Canada.

F-34

BIONIK LABORATORIES INC.

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS

For the three and nine month periods ended December 31, 2014 and 2013 (unaudited)

(Amounts expressed in U.S. Dollars)

11.	RISK MANAGEMENT - continued

Liquidity Risk - continued

During the nine months ended December 31, 2014, the Company raised net cash of $2,616,062 from issuances of common shares, net of issue costs and raised $228,875 from the exercise of options. The future of the Company is dependent upon its ability to obtain financing and upon achieving profitable operations. Subsequent to period end the Company raised approximately $6,200,000 concurrent with a merger with Drywave Technologies Inc. (“Drywave”), a U.S public company, see Note 12 (d). While the Company has been successful in securing such financing in the past, there is no assurance that it will be able to do so in the future.

Based on management’s assessment of the Company’s cash flow, and the financing completed subsequent to period end (Note 12(d)), management believes the Company has sufficient cash to sustain operations for an additional 12 month period.

12.	SUBSEQUENT EVENTS

(a)	On January 21, 2015, the Company received a $500,000 loan from a third party which bears interest at 5% per annum and is convertible into common shares should the transaction to raise at least $6,000,000 be completed. On February 26, 2015, the transaction was completed and the loan was converted into common shares.

(b)	On February 17, 2015 the Company issued 100,000 options to a director, employees and a consultant at $0.77 ($0.90 CAD) that vest one third immediately and two thirds over the next two anniversary dates with an expiry date of seven years.

(c)	On February 25, 2015, 83,574 common shares were issued to two former lenders connected with a $241,185 ($250,000 CAD) loan received and repaid during fiscal 2013. In addition, as part of the consideration for the initial loan the CTO and COO had transferred 100,000 shares to the lenders. Initially it was thought that only the 100,000 shares were required; however, the lenders’ opinion was that they were entitled to additional shares based on the mechanics of a formula in the agreement. As a result of negotiation all parties agreed to a settlement by the issuance of the 83,574 additional common shares. The CTO and COO, for contributing the 100,000 shares to the lenders, will receive 320,000 common shares after giving effect to the exchange ratio for BLC (Note 12(d))

(d)	On February 26, 2015, the Company closed a Merger Acquisition (the “Merger”) of Drywave Technologies Inc. (“Drywave”), a U.S public company with limited operations. Pursuant to the Merger the Company became a wholly owned subsidiary of Drywave and the Company’s former shareholders became the majority owners of Drywave. Drywave, whose shares are currently quoted on the OTC Bulletin Board, changed its name to Bionik Laboratories Corp. (“BLC”) and will continue the business of Bionik as its only line of business. The Merger constitutes a reverse merger whereby Drywave was deemed to have acquired Bionik for accounting purposes only. Upon the close of the Merger existing shareholders will exchange their Bionik Laboratories Inc. shares at a ratio of 3.14576 for shares of BLC.

Concurrently with the Merger, BLC completed a private placement for gross proceeds of approximately $6,200,000. As consideration BLC issued 7,735,750 common shares, 7,735,750 warrants exercisable at $1.40 for four years and 773,575 broker warrants exercisable at $1.40 for four years.

(e)	Upon the close of the Merger, the condition was met on the 945,000 stock options issued to management of the Company, see Note 9, and accordingly the options will vest 90 days from the close of the Merger. The result will be the issuance of 990,914 options to each of the CEO, CTO and COO after application of the exchange ratio of BLC.

F-35